Exhibit 4.41

EXECUTION VERSION

DECEMBER 3, 2018

LOCAL SERVICES HOLDING LIMITED

KOUBEI HOLDING LIMITED

RAJAX HOLDING

THE INVESTORS

SHARE SUBSCRIPTION AGREEMENT

relating to the subscription of Series A Preferred

Shares of Local Services Holding Limited

i

THIS SHARE SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of December 3, 2018, by and between:

(1)dLocal Services Holding Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”);

(2)                                 Koubei Holding Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Koubei”) (only for the purpose of Clause 6.3 (Conduct of Business Prior to the Closing), Clause 6.5 (Reorganization), Clause 6.6 (Other Covenants), Clause 10 (Confidentiality and Non-Disclosure) and Clause 11 (Miscellaneous) (collectively, the “Relevant Provisions”));

(3)                                 Rajax Holding, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Rajax”) (only for the purpose of the Relevant Provisions); and

(4)                                 each of the Persons listed under the heading “Investor Name” in column 1 of Part A and Part B of Schedule 1 (Investors and Subscription Shares) (the “Investors”, and each an “Investor”),

(each a “Party” and together the “Parties”; provided that, each of Koubei and Rajax shall be a Party only for the purpose of the Relevant Provisions).

RECITALS

(A)                               The Company intends to issue and allot to each Investor, and each Investor intends to subscribe for certain Series A preferred shares with a par value of US$0.00001 per share in the share capital of the Company (the “Series A Preferred Shares”) on the terms, and subject to the conditions, of this Agreement.

(B)                               The Company, on the one hand, and each Investor, on the other hand, intend to make certain representations, warranties, covenants and agreements with each other in connection with the transactions contemplated in this Agreement.

(C)                               Concurrently with the execution and delivery of this Agreement, each Investor may elect to deliver an investor disclosure letter, in substantially the form attached as Exhibit 5 (Form of Investor Disclosure Letter) and dated as of the date of this Agreement (the “Investor Disclosure Letter”), to the Company.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises set out in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor agree as follows.

Words and expressions used in this Agreement shall be interpreted in accordance with Clause 1 (Definitions).

1.                                      DEFINITIONS

1.1                               Definitions

For the purposes of this Agreement, the following terms shall have the meanings specified in this Clause 1.1:

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly Controls, is Controlled by, or is under common Control with such specified Person. For the avoidance of doubt and notwithstanding the foregoing, for the purposes of this Agreement:

(a)                                 none of AGH, ANT or any of their respective Subsidiaries shall be deemed an Affiliate of SoftBank Group Corp., Yahoo! Inc. or any of their respective Subsidiaries, or vice versa;

(b)                                 none of ANT or its Subsidiaries shall be deemed an Affiliate of AGH or any of its Subsidiaries, or vice versa;

(c)                                  none of the Company or its Subsidiaries shall be deemed an Affiliate of AGH, ANT or any of their respective Subsidiaries, or vice versa; and

(d)                                 with respect to any Investor (other than Ali KB), Affiliate shall have the meaning applicable to such Investor as set out in Schedule 7 (Investor Affiliates);

“AGH” means Alibaba Group Holding Limited, an exempted company incorporated with limited liability under the Laws of the Cayman Islands;

“Agreement” has the meaning set forth in the Preamble;

“Ali KB” means Ali KB Investment Holding Limited, an exempted company incorporated with limited liability under the Laws of the Cayman Islands;

“Ali KB Convertible Loan” means the convertible shareholder loan made available to the Company by Ali KB pursuant to the Reorganization Agreement;

“ANT” means 浙江蚂蚁小微金融服务集团股份有限公司 (Ant Small And Micro Financial Services Group Co., Ltd.), a joint stock company incorporated under the Laws of the PRC;

“Approvals” has the meaning set forth in Clause 4.5(d) (No Conflicts);

“Articles” means the First Amended and Restated Memorandum and Articles of Association of the Company, in substantially the form as set out in Exhibit 2 (Form of Articles), to be adopted by the Company as part of the Reorganization;

“Beijing Choice Century” means Beijing Choice Century Science Technology Limited by Shares (北京辰森世纪科技股份有限公司);

“Beijing Choice Century ESOP” means the 2017 Restrictive Partnership Equity Incentive Plan (2017 限制性合伙权益激励计划) which was adopted on June 28, 2017 by Beijing Choice Century, whereby certain employees are granted interests in Beijing Choice Century through two limited partnerships, Beijing Choice Century Information Technology Partnership (Limited Partnership) (北京辰森世纪信息技术合伙企业 ( 有限合伙 )) and Beijing Choice Century Network Science and Technology Partnership (Limited Partnership) (北京辰森世纪网络科技合伙企业( 有限合伙 )), as may be amended from time to time;

“Beneficial Owner” and “Beneficially Own” shall each have the meaning set forth in the Shareholders Agreement and the term “Beneficially Owned” shall have a correlative meaning;

“Benefit Plan” means, with respect to any Person, any ESOP, employee loan and employee profit-sharing plan, agreement, policy, commitment or other similar program or arrangement;

“Board” means the board of directors of the Company;

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banking institutions in Hong Kong, New York, Singapore, the Cayman Islands or the PRC are authorized or required by Law or executive order to remain closed, or on which a tropical cyclone warning no. 8 or above or a black rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time;

“Charter Documents” means, with respect to a Person, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such Person as may be amended from time to time;

“Claim Notice” has the meaning set forth in Clause 8.5(a) (Procedure);

“Closing” means:

(a)                                 with respect to each of the Non-Tranching Investors, the issuance and subscription of the Non-Tranching Investor Subscription Shares of such Non-Tranching Investor in accordance with Clause 2.2(a) (Closing); and

(b)                                 with respect to each of the Tranching Investors, the issuance and subscription of the Tranching Investor Subscription Shares of such Tranching Investor in accordance with Clause 3.2(a) (Closing);

“Closing Date” means the date on which the Closing with respect to an Investor occurs;

“Company” has the meaning set forth in the Preamble;

“Company Fundamental Warranties” means, collectively, the representations and warranties of the Company as set forth in Clause 4.2 (Organization, Standing and Qualification), Clause 4.3 (Capitalization), Clause 4.4 (Due Authorization and Enforceability) and Clause 4.6 (Valid Issuance of Shares) and given by the Company pursuant to Clause 4.1;

“Company Warranties” means, collectively, the representations and warranties of the Company set forth in Clause 4.2 (Organization, Standing and Qualification) to Clause 4.23 (Related Party Transactions) and given by the Company pursuant to Clause 4.1;

“Competing Investment” has the meaning set forth in the Shareholders Agreement;

“Confidential Information” has the meaning set forth in Clause 10.1(a) (Disclosure of Terms);

“Control” means as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; the terms “Controlled by” and “under common Control with” shall have correlative meanings;

“Disclosing Party” has the meaning set forth in Clause 10.3(a) (Permitted Disclosures);

“Disclosure Schedule” means the disclosure schedule set out in Schedule 3 (Disclosure Schedule);

“Enhanced Repeated Warranties” means, collectively, the Company Fundamental Warranties and the representations and warranties set out in Clause 4.5 (No Conflicts), Clause 4.7 (Subsidiaries), Clause 4.8 (Financial Statements) and Clause 4.10 (Solvency) and given by the Company pursuant to Clause 4.1(a)(ii);

“Equity Security” or “Equity Securities” means ordinary shares, preferred shares and any other equity securities of any Group Company, including any right of conversion into, or exchange for, any of the foregoing;

“ESOP” means any equity-based compensation or incentive, purchase or participation plans;

“Fairly Disclosed” means disclosed in sufficient detail to enable an Investor (with the advice of its professional advisors) to identify and reasonably assess the nature and scope of the matter disclosed;

“Financial Statements” means, collectively, the Rajax Financial Statements and the Koubei Financial Statements;

“First Tranche Subscription Price” means:

(a)                                 in relation to SoftBank, the aggregate amount of ***†; and

(b)                                 in relation to ***†, the aggregate amount of ***†;

“Fourth Tranche Funding” has the meaning set forth in Clause 3.6(a)(iii) (Tranching Investor Funding);

“Fourth Tranche Funding Date” means, in relation to a Tranching Investor:

(a)                                 the 360th day following, but excluding, the Closing Date with respect to such Tranching Investor (or, if such day is not a Business Day, the next following Business Day); or

(b)                                 any earlier closing date requested by the Company and consented to in writing by such Tranching Investor (such consent not to be unreasonably withheld or delayed), provided that not less than 45 days’ prior written notice of such earlier closing date shall have been given by the Company to such Tranching Investor unless such Tranching Investor waives the aforementioned notice requirement in writing;

†                           Confidential treatment requested.

“Fourth Tranche Subscription Price” means:

(a)                                 in relation to SoftBank, the aggregate amount of ***†; and

(b)                                 in relation to ***†, the aggregate amount of ***†;

“Fourth Tranche Subscription Shares” means:

(a)                                 in relation to SoftBank, ***† Series A Preferred Shares; and

(b)                                 in relation to ***†, ***† Series A Preferred Shares;

“Fully Paid Tranching Investor Subscription Shares” means in relation to a Tranching Investor, the number of fully paid Series A Preferred Shares set out opposite the name of such Tranching Investor under the heading “Number of Fully Paid Tranching Investor Subscription Shares” in column 3 of Part B of Schedule 1 (Investors and Subscription Shares);

“Governmental Authority” means any nation or government or any province or state or any other political subdivision of such bodies, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision of such bodies, any court, tribunal or arbitrator, and any self-regulatory organization or national or international stock exchange on which the securities of the applicable Party or its Affiliates are listed;

“Group Companies” means:

(a)                                 prior to completion of the Reorganization, the Company, Koubei, Rajax and all their respective Subsidiaries; and

(b)                                 following completion of the Reorganization, the Company and all of its Subsidiaries,

and each is in this Agreement referred to individually as a “Group Company”;

“Hangzhou Kou Kou” means 杭州口口相传网络技术有限公司 (Hangzhou Kou Kou Xiang Chuan Network Technology Co., Ltd.) a limited liability company established under the Laws of the PRC;

“HKIAC” has the meaning set forth in Clause 11.2 (Dispute Resolution);

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“IFRS” means International Financial Reporting Standards promulgated by the International Accounting Standards Board;

“Indemnifiable Loss” means, with respect to any Person, any direct cost, damage, disbursement, expense, liability, loss or penalty (and in any event excluding any punitive, speculative or special loss or any indirect or consequential loss), together with all interest, penalties, legal, accounting and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense of any

†                           Confidential treatment requested.

related claims and amounts paid in settlement of such claims, that are actually imposed on or otherwise actually incurred or suffered by such Person;

“Indemnified Party” has the meaning set forth in Clause 8.1 (Indemnification by the Company) and “Indemnified Parties” shall be construed accordingly;

“Injunction” has the meaning set forth in Clause 7.1(a)(ii) (Conditions to Closing);

“Investor” and “Investors” have the meaning set forth in the Preamble;

“Investor Disclosure Letter” has the meaning set forth in Recital (C) of the Recitals;

“Investor Subscription Shares” means:

(a)                                 with respect to each of the Non-Tranching Investors, the Non-Tranching Investor Subscription Shares of such Non-Tranching Investor to be subscribed for by such Non-Tranching Investor in accordance with Clause 2.1(a) (Agreement to subscribe for and issue the Non-Tranching Investor Subscription Shares); and

(b)                                 with respect to each of the Tranching Investors, the Tranching Investor Subscription Shares of such Tranching Investor to be subscribed for by such Tranching Investor in accordance with Clause 3.1(a) (Agreement to subscribe and issue the Tranching Investor Subscription Shares);

“Investor Warranties” means, collectively, in respect of each Investor, the representations and warranties of such Investor as set forth in Clauses 5.3 (Organization, Standing and Qualification) to 5.15 (Financial Advisor Fees) (other than in relation to Ali KB, in which case Clause 5.13 (Absence of Interest in Competing Investment) and Clause 5.15 (Financial Advisor Fees) shall be excluded) and given by such Investor pursuant to Clause 5.1 and Clause 5.2 (as applicable);

“IT Assets” means computer systems, software firmware, middleware, servers, workstations, routers, hubs, switches, circuits, networks, data communications lines, and all other information technology equipment, and all associated documentation;

“Knowledge of the Company” means the actual knowledge that any of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer (if any) and the Head of Legal of each of Koubei and Rajax either has or would have obtained after making due inquiries, in each case of the relevant matter;

“Koubei” has the meaning set forth in the Preamble;

“Koubei Audited Financial Statements” has the meaning set forth in Clause 4.8(b) (Financial Statements);

“Koubei ESOP” means the Koubei Holding Limited 2016 Equity Incentive Plan adopted on June 28, 2016, as may be amended from time to time;

“Koubei Financial Statements” has the meaning set forth in Clause 4.8(b) (Financial Statements);

“Koubei Unaudited Financial Statements” has the meaning set forth in Clause 4.8(b) (Financial Statements);

“Koubei VIE Subsidiaries” means, collectively, Hangzhou You Kou Jie Bei Information Technology Co., Ltd. (杭州有口皆碑信息技术有限公司) and Hangzhou Kou Kou and their respective Subsidiaries (if any);

“Law” means any federal, state, territorial, foreign or local law, common law, statute, ordinance, rule, regulation, code, measure, notice, circular, opinion or order of any Governmental Authority, including any rules promulgated by a stock exchange or regulatory body;

“Lien” means any encumbrance, right, interest or restriction, including any mortgage, judgment lien, materialman’s lien, mechanic’s lien, other lien (statutory or otherwise), charge, security interest, pledge, hypothecation, encroachment, easement, title defect, title retention agreement, voting trust agreement, right of pre-emption, right of first refusal, claim, option, limitation, forfeiture, penalty, equity, adverse interest or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing;

“Long Stop Date” means, with respect to any Investor, the date that is one hundred and eighty (180) days following the date of this Agreement or such other date as the Company or such Investor may mutually agree in writing;

“Majority Investors” means any one or more Investors who individually or collectively are subscribing for a majority of the Series A Preferred Shares being subscribed for by all Investors under this Agreement (excluding, for the purposes of calculating such majority, Ali KB);

“Material Adverse Effect” means any change, effect, event, or occurrence that has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, financial condition or results of operations of the Group Companies, taken as a whole or (ii) the ability of each of the Company, Rajax and Koubei to perform its obligations that are required to be completed by it prior to the Closing with respect to the relevant Investor under any of the Transaction Documents; provided, however, that in no event shall any of the following exceptions, alone or in combination with the other enumerated exceptions below, be deemed to constitute, nor shall be taken into account in determining whether there has been or will be, such a material adverse effect:

(a)                                 any action required to be taken under the Transaction Documents or any change or effect resulting from any announcement of the transactions required or expressly permitted by, this Agreement or any other Transaction Document;

(b)                                 any actions taken (or omitted to be taken) at the written request of or with the written consent of the applicable Investor pursuant to this Agreement or under any other Transaction Document;

(c)                                  any change or effect arising out of changes or developments generally affecting any of the industries in which the Group Companies operate or generally affecting the economic, financial market or political conditions in one or more jurisdictions in which the Group Companies operate or generate revenues (other than to the extent such changes adversely affect the Group Companies, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which they operate);

(d)                                 any changes or proposed changes in applicable Laws of general application or the interpretation or enforcement of such Laws or in applicable accounting principles or the interpretation of such accounting principles;

(e)                                  any pandemic, earthquake, typhoon, other natural disasters, any outbreak or escalation of hostilities of war or any act of terrorism;

(f)                                   any changes in the general financial, credit, debt, capital or securities market conditions;

(g)                                  any telecommunication failures, power losses, computer attacks, security breaches, viruses or similar events; or

(h)                                 any failure to meet any internal projections or forecasts;

“Material Contract” means any written agreement, arrangement or contract that is material to, and has been entered into by, any Group Company, including any VIE Document; for the avoidance of doubt, other than the VIE Documents, “material” for the purposes of the foregoing shall mean any agreement, arrangement or contract that involves payment obligations by or to a Group Company in excess of US$10,000,000 per year, but, in any event, excluding any agreement, arrangement or contract that has been performed and satisfied or that has been terminated;

“Material Permit” has the meaning set forth in Clause 4.12(b) (Compliance with Laws; Consents and Permits);

“Material Proprietary Assets” has the meaning set forth in Clause 4.17(a) (Intellectual Property);

“Non-Disclosing Parties” has the meaning set forth in Clause 10.3(a) (Permitted Disclosures);

“Non-Tranching Investor” means each of the Persons listed under the heading “Investor Name” in column 1 of Part A of Schedule 1 (Investors and Subscription Shares);

“Non-Tranching Investor Deliverables” has the meaning set forth in Clause 2.3 (Non-Tranching Investor Closing Deliverables);

“Non-Tranching Investor Subscription Price” has the meaning set forth in Clause 2.1(a) (Agreement to subscribe for and issue the Non-Tranching Investor Subscription Shares);

“Non-Tranching Investor Subscription Shares” has the meaning set forth in Clause 2.1(a) (Agreement to subscribe for and issue the Non-Tranching Investor Subscription Shares);

“Non-Voting/Dividend Ordinary Shares” means ordinary shares with a par value of US$0.00001 per share in the share capital of the Company which are designated as non-voting and non-dividend receiving shares in the capital of the Company by the directors of the Company prior to the issue of such shares;

“Ordinary Shares” means the ordinary shares with a par value of US$0.00001 per share in the share capital of the Company (excluding, for avoidance of doubt, the Non-Voting/Dividend Ordinary Shares);

“Party” or “Parties” has the meaning set forth in the Preamble;

“Person” means any individual or any partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity;

“Planned Closing Date” means:

(a)                                 the twelfth (12th) Business Day following, but excluding, the Reorganization Completion Date; or

(b)                                 any such later date prior to the Long Stop Date as reasonably determined by the Company to let the Closings with respect to as many Investors as possible occur simultaneously, provided that the Company shall deliver a written notice to each Investor with respect to such later closing date no less than three (3) Business Days prior to the twelfth (12th) Business Day following, but excluding, the Reorganization Completion Date;

“PRC” means the People’s Republic of China, excluding, for the purposes of this Agreement, Hong Kong, the Macau Special Administrative Region of the People’s Republic of China and the Taiwan region;

“***†” means ***†, a company incorporated under the laws of the British Virgin Islands with registered address c/o Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands;

“Proceeding” means any action, suit, claim, hearing, proceeding, arbitration, mediation, audit, inquiry or investigation (whether civil, criminal, administrative or otherwise) by or before any Governmental Authority;

“Proprietary Assets” means all patents, patent applications, trademarks, service marks, trade names, domain names, copyrights, copyright registrations and applications, inventions, databases and all rights therein, all computer software including all source code, object code, firmware, development tools, files, records and data, including all media on which any of the foregoing is stored, formulas, designs, trade secrets, confidential and proprietary information, proprietary rights, know-how and processes of a company, and all documentation related to any of the foregoing;

“Rajax” has the meaning set forth in the Preamble;

“Rajax Audited Financial Statements” has the meaning set forth in Clause 4.8(a) (Financial Statements);

“Rajax Financial Statements” has the meaning set forth in Clause 4.8(a) (Financial Statements);

“Rajax Unaudited Financial Statements” has the meaning set forth in Clause 4.8(a) (Financial Statements);

“Rajax VIE Subsidiaries” means, collectively, Shanghai Rajax and its Subsidiaries;

†                           Confidential treatment requested.

“Registered Owned MPA” has the meaning set forth in Clause 4.17(b) (Intellectual Property);

“Relevant Provisions” has the meaning set forth in the Preamble;

“Reorganization” means the reorganization of, amongst others, the Company, Koubei and Rajax and certain of their respective direct and indirect shareholders undertaken in accordance with Clause 2 (Reorganization Steps) of the Reorganization Agreement;

“Reorganization Agreement” means the Reorganization Agreement relating to the Company dated on or around the date of this Agreement between, amongst others, the Company, Rajax and Koubei, in substantially the form as set out in Exhibit 6 (Form of Reorganization Agreement);

“Reorganization Completion Condition” has the meaning set forth in Clause 7.1 (Conditions to Closing);

“Reorganization Completion Date” has the meaning set forth in Clause 7.1 (Conditions to Closing);

“Reorganization Documents” has the meaning set forth in Clause 6.5 (Reorganization);

“Reorganization Steps” has the meaning set forth in the Reorganization Agreement;

“Repeated Company Fundamental Warranties” means, collectively, the representations and warranties of the Company as set forth in Clause 4.2 (Organization, Standing and Qualification) and Clause 4.4 (Due Authorization and Enforceability) and given by the Company pursuant to Clause 4.1(b);

“Repeated Investor Warranties” means, collectively, in respect of each Tranching Investor, the Investor Warranties excluding the representations and warranties of such Investor as set forth in Clause 5.13 (Absence of Interest in Competing Investment) and given by each Tranching Investor pursuant to Clause 5.2;

“Representatives” has the meaning set forth in Clause 8.7(a)(ii) (Other Limitations);

“SAIC” means the State Administration for Industry and Commerce of the PRC or, with respect to the issuance of any business license or filing or registration to be effected by or with the State Administration for Industry and Commerce of the PRC, any Governmental Authority which is similarly competent to issue such business license or accept such filing or registration under the Laws of the PRC;

“Second Tranche Funding” has the meaning set forth in Clause 3.6(a)(i) (Tranching Investor Funding);

“Second Tranche Funding Date” means, in relation to a Tranching Investor:

(a)                                 the 120th day following, but excluding, the Closing Date with respect to such Tranching Investor (or, if such day is not a Business Day, the next following Business Day); or

(b)                                 any earlier closing date requested by the Company and consented to in writing by such Tranching Investor (such consent not to be unreasonably withheld or delayed), provided that not less than 45 days’ prior written notice of such earlier closing date shall have been given by the Company to such Tranching Investor unless such Tranching Investor waives the aforementioned notice requirement in writing;

“Second Tranche Subscription Price” means:

(a)                                 in relation to SoftBank, the aggregate amount of ***†; and

(b)                                 in relation to ***†, the aggregate amount of ***†;

“Second Tranche Subscription Shares” means:

(a)                                 in relation to SoftBank, ***† Series A Preferred Shares; and

(b)                                 in relation to ***†, ***† Series A Preferred Shares;

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations under such statutes;

“Series A Preferred Shares” has the meaning set forth in Recital (A) of the Recitals;

“Shanghai Rajax” means Shanghai Rajax Information Technology Co., Ltd. (上海拉扎斯信息科技有限公司), a limited liability company established under the Laws of the PRC;

“Shareholders Agreement” means the Shareholders Agreement in substantially the form as set out in Exhibit 1 (Form of Shareholders Agreement) and to be entered into by, amongst others, the Company, Ali KB and SoftBank;

“Shares” means any and all issued share capital of the Company, including Ordinary Shares, Non-Voting/Dividend Ordinary Shares and Series A Preferred Shares;

“Social Insurance” means any form of social insurance required under applicable Laws including without limitation, the PRC national and local contributions for pensions, medical insurance, unemployment insurance, work-related injury insurance, pregnancy benefits and housing accumulation funds;

“SoftBank” means SVF Ruby (Singapore) Pte. Ltd., a company incorporated under the Laws of Singapore with its registered address at 80 Robinson Road #02-00, Singapore (068898);

“Statement Date” has the meaning set forth in Clause 4.8(a) (Financial Statements);

“Subsidiary” means, with respect to any Person, each other Person in which the first Person:

(a)                                 holds, directly or indirectly, share capital or other equity interests representing more than fifty percent (50%) of the outstanding voting shares or other equity interests;

(b)                                 holds the rights to more than fifty percent (50%) of the economic interest of such other Person, including interests held through a VIE Structure or other contractual arrangements; or

†                           Confidential treatment requested.

(c)                                  has a relationship such that the financial statements of such other Person may be consolidated into the financial statements of the first Person under applicable accounting conventions.

Notwithstanding the foregoing and for the avoidance of doubt, for the purposes of this Agreement:

(x)                                 none of AGH, ANT or any of their respective Subsidiaries shall be deemed a Subsidiary of SoftBank Group Corp., Yahoo! Inc. or any of their respective Subsidiaries;

(y)                                 none of ANT or its Subsidiaries shall be deemed a Subsidiary of AGH or any of its Subsidiaries; and

(z)                                  none of the Company or its Subsidiaries shall be deemed a Subsidiary of AGH, ANT or any of their respective Subsidiaries;

“Survival Periods” has the meaning set forth in Clause 8.3(b) (Survival of representations and warranties);

“Tax” or “Taxes” means any national, provincial, municipal, or local taxes, charges, fees, levies, withholdings or other assessments, including, without limitation, all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education tax), property (including urban real estate tax and land use taxes), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and estimated and provisional taxes of any kind whatsoever imposed by any Governmental Authority, and all interest, penalties (administrative, civil or criminal), or additional amounts imposed in connection with any of the foregoing tax items;

“Tax Matters” has the meaning set forth in Clause 8.7(d) (Other Limitations);

“Tax Returns” means any report, return, election, statement or other document or similar filing (including the attached schedules) required to be filed with respect to Taxes, including any information return, submission of electronic data including electronic VAT invoices, claim for refund, amended return, or declaration of estimated Taxes;

“Tax Warranties” means, collectively, the representations and warranties of the Company set forth in Clause 4.13 (Tax Matters);

“Third Party Claim” has the meaning set forth in Clause 8.5(c) (Procedure);

“Third Tranche Funding” has the meaning set forth in Clause 3.6(a)(ii) (Tranching Investor Funding);

“Third Tranche Funding Date” means, in relation to a Tranching Investor:

(a)                                 the 240th day following, but excluding, the Closing Date with respect to such Tranching Investor (or, if such day is not a Business Day, the next following Business Day); or

(b)                                 any earlier closing date requested by the Company and consented to in writing by such Tranching Investor (such consent not to be unreasonably withheld or delayed), provided that not less than 45 days’ prior written notice of such earlier closing date shall have been given by the Company to such Tranching Investor unless such Tranching Investor waives the aforementioned notice requirement in writing;

“Third Tranche Subscription Price” means:

(a)                                 in relation to SoftBank, the aggregate amount of ***†; and

(b)                                 in relation to ***†, the aggregate amount of ***†;

“Third Tranche Subscription Shares” means:

(a)                                 in relation to SoftBank, ***† Series A Preferred Shares; and

(b)                                 in relation to ***†, ***† Series A Preferred Shares;

“Tranche Subscription Price” means the Second Tranche Subscription Price, the Third Tranche Subscription Price or the Fourth Tranche Subscription Price, as the case may be;

“Tranche Subscription Shares” means the Second Tranche Subscription Shares, the Third Tranche Subscription Shares or the Fourth Tranche Subscription Shares, as the case may be;

“Tranching Investor” means each of the Persons listed under the heading “Investor Name” in column 1 of Part B of Schedule 1 (Investors and Subscription Shares);

“Tranching Investor Deliverables” has the meaning set forth in Clause 3.3 (Investor Closing Deliverables);

“Tranching Investor Funding” means the Second Tranche Funding, the Third Tranche Funding or the Fourth Tranche Funding, as the case may be;

“Tranching Investor Funding Date” means the Second Tranche Funding Date, the Third Tranche Funding Date or the Fourth Tranche Funding Date, as the case may be;

“Tranching Investor Subscription Price” has the meaning set forth in Clause 3.1(a) (Agreement to subscribe for and issue the Tranching Investor Subscription Shares);

“Tranching Investor Subscription Shares” has the meaning set forth in Clause 3.1(a) (Agreement to subscribe for and issue the Tranching Investor Subscription Shares);

“Transaction Documents” means this Agreement, the Shareholders Agreement, the Articles, the Reorganization Agreement and any other agreement, document or instrument to be executed and delivered, in connection with the transactions contemplated by this Agreement and the other documents described above;

†                           Confidential treatment requested.

“Unpaid Tranching Investor Subscription Shares” means in relation to a Tranching Investor, the number of unpaid Series A Preferred Shares set out opposite such Tranching Investor’s name under the heading “Number of Unpaid Tranching Investor Subscription Shares” in column 4 of Part B of Schedule 1 (Investors and Subscription Shares);

“U.S. Dollar” or “US$” means the lawful currency of the United States;

“US GAAP” means United States generally accepted accounting principles applied on a consistent basis;

“VIE Document” means any written agreement, arrangement or contract implementing any VIE Structure of the Group Companies, including (but not limited to) the documents set forth in Part A of Clause 4.18(a) of the Disclosure Schedule;

“VIE Structure” means the investment structure in which a PRC-domiciled operating entity and its PRC shareholder(s) enter into a number of contracts with a non-PRC investor (or a foreign-invested enterprise incorporated in the PRC invested by the non-PRC investor) pursuant to which the non-PRC investor (or a foreign-invested enterprise incorporated in the PRC invested by the non-PRC investor) achieves Control of the PRC-domiciled operating entity and consolidates the financials of the PRC-domiciled entity with those of the non-PRC investor;

***†;

***†; and

***†.

1.2                               Interpretation and Rules of Construction

(a)                                 Unless otherwise expressly provided, for the purposes of this Agreement, the following rules of interpretation shall apply:

(i)                                     the provision of a table of contents, the division of this Agreement into Clauses and other subdivisions and the insertion of headings and titles for each Clause of this Agreement are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement;

(ii)                                  any reference in this Agreement to a Clause, Paragraph, Exhibit or Schedule, such reference is to a Clause or Paragraph of, or a Schedule or Exhibit to, this Agreement, unless otherwise indicated. All Exhibits and Schedules to this Agreement or referred to in this Agreement are hereby incorporated in and made a part of this Agreement as if set forth in full in this Agreement;

†                           Confidential treatment requested.

(iii)                               any reference in this Agreement to gender shall include all genders, and words importing the singular number only shall include the plural and vice versa;

(iv)                              the word “including” or any variation of such word means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it;

(v)                                 when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and all references to dates and times shall, except as expressly provided otherwise, mean dates and times in the China Standard Time zone;

(vi)                              references to “in the ordinary course of business” and comparable expressions mean the ordinary and usual course of business of the relevant Person, consistent in all material respects (including nature and scope) with the prior practice of such Person;

(vii)                           references to “writing”, “written” and comparable expressions include any mode of reproducing words in a legible and non-transitory form including emails and faxes, provided the sender complies with the applicable provisions of Clause 11.7 (Notices);

(viii)                        if any payment under this Agreement would have been, but for this Clause 1.2(a)(viii), due and payable on a date that is not a Business Day, then such payment shall instead be due and payable on the first Business Day after such date;

(ix)                              the term “non-assessable”, when used with respect to any shares, means that no further sums are required to be paid by the holders of such shares in connection with the issue of such shares for such issuance to be valid under the Laws of the Cayman Islands; and

(x)                                 references to “Indemnification” or terms of similar construct includes indemnification with respect to a direct claim or a Third Party Claim.

(b)                                 In the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

2.                                      AGREEMENT TO SUBSCRIBE FOR AND ISSUE THE NON-TRANCHING INVESTOR SUBSCRIPTION SHARES

2.1                               Agreement to subscribe for and issue the Non-Tranching Investor Subscription Shares

(a)                                 Subject to the terms and conditions of this Agreement, the Company shall issue and allot to each Non-Tranching Investor, and each Non-Tranching Investor, severally and not jointly, shall subscribe for, on the Closing Date with respect to such Non-Tranching Investor, the number of Series A Preferred Shares set out opposite its name under the heading “Number of

Investor Subscription Shares” in column 2 of Part A of Schedule 1 (Investors and Subscription Shares) (the “Non-Tranching Investor Subscription Shares” of such Non-Tranching Investor), for the aggregate subscription price set out opposite its name under the heading “Investor Subscription Price (US$)” in column 3 of Part A of Schedule 1 (Investors and Subscription Shares) (the “Non-Tranching Investor Subscription Price” of such Non-Tranching Investor).

(b)                                 The Non-Tranching Investor Subscription Price of each Non-Tranching Investor reflects a per share subscription price of ***†.

2.2                               Closing

(a)                                 Subject to the terms of this Agreement and the satisfaction or waiver (by the applicable Party) of the conditions set forth in Clause 7.1 (Conditions to Closing), the issuance and subscription of the Non-Tranching Investor Subscription Shares of each Non-Tranching Investor shall take place via the remote exchange of electronic documents and signatures on the Planned Closing Date.

(b)                                 Notwithstanding anything in this Agreement to the contrary:

(i)                                     the Company’s agreement with each Non-Tranching Investor under this Agreement is a separate agreement, and the sale and issuance of the Non-Tranching Investor Subscription Shares to each Non-Tranching Investor under this Agreement is a separate sale and issuance; and

(ii)                                  in the event that any Non-Tranching Investor is unable to consummate its Closing simultaneously with the Closings with respect to the other Investors, the Company may, at its sole discretion, elect to effect separate Closings with respect to the Non-Tranching Investors at different times without affecting the rights and obligations as between the Company and any Investor under this Agreement.

2.3                               Non-Tranching Investor Closing Deliverables

At the Closing with respect to each Non-Tranching Investor, such Non-Tranching Investor shall deliver or cause to be delivered to the Company:

(a)                                 the Non-Tranching Investor Subscription Price of such Non-Tranching Investor, by wire transfer of immediately available funds in U.S. Dollars to the bank account set forth in Schedule 2 (Company Bank Account);

(b)                                 a copy of the duly adopted resolutions of the board of directors of such Non-Tranching Investor approving entry into and the transactions contemplated by this Agreement; and

(c)                                  if such Non-Tranching Investor is not a party to the Shareholders Agreement prior to the Closing of such Non-Tranching Investor, the Joinder Agreement (as defined in the Shareholders Agreement) in the form attached to the Shareholders Agreement, duly executed by such Non-Tranching Investor, together the “Non-Tranching Investor Deliverables”.

†                           Confidential treatment requested.

2.4                               Company Closing Deliverables

At the Closing with respect to each Non-Tranching Investor, the Company shall upon its receipt of all of the Non-Tranching Investor Deliverables with respect to such Non-Tranching Investor:

(a)                                 issue and allot to such Non-Tranching Investor the Non-Tranching Investor Subscription Shares of such Non-Tranching Investor, as fully paid and free and clear of any and all Liens (except for any Liens set forth in the Transaction Documents, created by such Non-Tranching Investor, or pursuant to applicable securities laws and regulations);

(b)                                 deliver to such Non-Tranching Investor a copy of the register of members of the Company, dated as of the Closing Date and duly certified by a director of the Company or the registered office provider of the Company as a true and correct copy, evidencing that the Non-Tranching Investor Subscription Shares of such Non-Tranching Investor have been issued and registered under the name of such Non-Tranching Investor (excluding the names and details of any individual holders, whether they hold such interests directly or indirectly through nominee vehicles, of the Company’s Equity Securities either: (i) acquired upon exercise and/or vesting of awards granted pursuant to any ESOP adopted by the Company; or (ii) issued to replace the Equity Securities of Koubei which have been issued pursuant to the Koubei ESOP);

(c)                                  deliver to such Non-Tranching Investor a copy of the duly executed share certificate in the name of such Non-Tranching Investor, reflecting such Non-Tranching Investor as the sole holder of the Non-Tranching Investor Subscription Shares of such Non-Tranching Investor;

(d)                                 deliver or cause to be delivered to such Non-Tranching Investor a copy of the Shareholders Agreement in the form as set out in Exhibit 1 (Form of Shareholders Agreement), duly executed by the Company and the other parties to the Shareholders Agreement;

(e)                                  deliver or cause to be delivered to such Non-Tranching Investor copies of the duly adopted resolutions of (i) the Board approving entry by the Company into the Transaction Documents and performance of its obligations under such Transaction Documents, and (ii) the shareholders of the Company adopting the Articles; and

(f)                                   deliver or cause to be delivered to such Non-Tranching Investor a copy of legal opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Company, in substantially the form as set out in Exhibit 3 (Form of Cayman Legal Opinion), and a copy of legal opinion of Fangda Partners, PRC counsel to the Company, in substantially the form as set out in Exhibit 4 (Form of PRC Legal Opinion), in each case addressed to such Investor and dated as of the Closing Date of such Non-Tranching Investor.

2.5                               Post-Closing deliverables

If any Non-Tranching Investor requests in writing no later than its Closing, the Company shall, within five (5) Business Days, following the Closing with respect to such Non-Tranching Investor, deliver or cause to be delivered to such Non-Tranching Investor:

(a)                                 the original of the share certificate referred to in Clause 2.4(c) (Company Closing Deliverables); and

(b)                                 the original of each of the legal opinions referred to in Clause 2.4(f) (Company Closing Deliverables).

3.                                      AGREEMENT TO SUBSCRIBE FOR AND ISSUE THE TRANCHING INVESTOR SUBSCRIPTION SHARES

3.1                               Agreement to subscribe and issue the Tranching Investor Subscription Shares

(a)                                 Subject to the terms and conditions of this Agreement, the Company shall issue and allot to each Tranching Investor, and each Tranching Investor, severally and not jointly, shall subscribe for the number of Series A Preferred Shares set out opposite its name under the heading “Number of Investor Subscription Shares” in column 2 of Part B of Schedule 1 (Investors and Subscription Shares) (the “Tranching Investor Subscription Shares” of such Tranching Investor), for the aggregate subscription price set out opposite its name under the heading “Investor Subscription Price (US$)” in column 5 of Part B of Schedule 1 (Investors and Subscription Shares) (the “Tranching Investor Subscription Price” of such Tranching Investor).

(b)                                 The Tranching Investor Subscription Price of each Tranching Investor reflects a per share subscription price of ***†.

3.2                               Closing

(a)                                 Subject to the terms of this Agreement and the satisfaction or waiver (by the applicable Party) of the conditions set forth in Clause 7.1 (Conditions to Closing), the issuance and subscription of the Tranching Investor Subscription Shares of each Tranching Investor shall take place via the remote exchange of electronic documents and signatures on the Planned Closing Date.

(b)                                 Notwithstanding anything in this Agreement to the contrary:

(i)                                     the Company’s agreement with each Tranching Investor under this Agreement is a separate agreement, and the sale and issuance of the Tranching Investor Subscription Shares to each Tranching Investor under this Agreement is a separate sale and issuance; and

(ii)                                  in the event that any Tranching Investor is unable to consummate its Closing simultaneously with the Closings with respect to the other Investors, the Company may, at its sole discretion, elect to effect separate Closings with respect to the Tranching Investors at different times without affecting the rights and obligations as between the Company and any Investor under this Agreement.

3.3                               Investor Closing Deliverables

At the Closing with respect to each Tranching Investor, such Tranching Investor shall deliver or cause to be delivered to the Company:

†                           Confidential treatment requested.

(a)                                 the First Tranche Subscription Price of such Tranching Investor, by wire transfer of immediately available funds in U.S. Dollars to the bank account set forth in Schedule 2 (Company Bank Account);

(b)                                 a copy of the duly adopted resolutions of the board of directors of such Tranching Investor approving entry into and the transactions contemplated by this Agreement (or in the case of SoftBank, a copy of the extract of the minutes of the investment committee of SoftBank Vision Fund L.P. approving entry into and the transactions contemplated by this Agreement); and

(c)                                  if such Tranching Investor is not a party to the Shareholders Agreement prior to the Closing of such Tranching Investor, the Joinder Agreement (as defined in the Shareholders Agreement) in the form attached to the Shareholders Agreement, duly executed by such Tranching Investor, together the “Tranching Investor Deliverables”.

3.4                               Company Closing Deliverables

At the Closing with respect to each Tranching Investor, the Company shall upon its receipt of all of the Tranching Investor Deliverables with respect to such Tranching Investor:

(a)                                 issue and allot to such Tranching Investor:

(i)                                     the Fully Paid Tranching Investor Subscription Shares of such Tranching Investor on a fully paid basis; and

(ii)                                  the Unpaid Tranching Investor Subscription Shares of such Tranching Investor on an unpaid basis,

in each case, free and clear of any and all Liens (except for any Liens set forth in the Transaction Documents, created by such Tranching Investor, or pursuant to applicable securities laws and regulations);

(b)                                 deliver to such Tranching Investor a copy of the register of members of the Company, dated as of the Closing Date and duly certified by a director of the Company or the registered office provider of the Company as a true and correct copy, evidencing that the Fully Paid Tranching Investor Subscription Shares and the Unpaid Tranching Investor Subscription Shares of such Tranching Investor have been issued and registered under the name of such Tranching Investor, and recorded in the register of members of the Company as fully paid shares (in the case of the Fully Paid Tranching Investor Subscription Shares) or as unpaid shares (in the case of the Unpaid Tranching Investor Subscription Shares) (excluding the names and details of any individual holders, whether they hold such interests directly or indirectly through nominee vehicles, of the Company’s Equity Securities either: (i) acquired upon exercise and/or vesting of awards granted pursuant to any ESOP adopted by the Company; or (ii) issued to replace the Equity Securities of Koubei which have been issued pursuant to the Koubei ESOP);

(c)                                  deliver to such Tranching Investor a copy of the duly executed share certificate in the name of such Tranching Investor, reflecting such Tranching

Investor as the sole holder of the Tranching Investor Subscription Shares of such Tranching Investor;

(d)                                 deliver or cause to be delivered to such Tranching Investor a copy of the Shareholders Agreement in the form as set out in Exhibit 1 (Form of Shareholders Agreement), duly executed by the Company and the other parties to the Shareholders Agreement;

(e)                                  deliver or cause to be delivered to such Tranching Investor copies of the duly adopted resolutions of (i) the Board approving entry by the Company into the Transaction Documents and performance of its obligations under such Transaction Documents, and (ii) the shareholders of the Company adopting the Articles; and

(f)                                   deliver or cause to be delivered to such Tranching Investor a copy of legal opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Company, in substantially the form as set out in Exhibit 3 (Form of Cayman Legal Opinion), and a copy of legal opinion of Fangda Partners, PRC counsel to the Company, in substantially the form as set out in Exhibit 4 (Form of PRC Legal Opinion), in each case addressed to such Tranching Investor and dated as of the Closing Date of such Tranching Investor.

3.5                               Post-Closing deliverables

If any Tranching Investor requests in writing no later than its Closing, the Company shall, within five (5) Business Days, following the Closing with respect to such Tranching Investor, deliver or cause to be delivered to such Tranching Investor:

(a)                                 the original of the share certificate referred to in Clause 3.4(c) (Company Closing Deliverables); and

(b)                                 the original of each of the legal opinions referred to in Clause 3.4(f) (Company Closing Deliverables).

3.6                               Tranching Investor Funding

(a)                                 Each Tranching Investor shall deliver or cause to be delivered to the Company:

(i)                                     its Second Tranche Subscription Price for its Second Tranche Subscription Shares (the “Second Tranche Funding”) on its Second Tranche Funding Date;

(ii)                                  its Third Tranche Subscription Price for its Third Tranche Subscription Shares (the “Third Tranche Funding”) on its Third Tranche Funding Date; and

(iii)                               its Fourth Tranche Subscription Price for its Fourth Tranche Subscription Shares (the “Fourth Tranche Funding”) on its Fourth Tranche Funding Date,

in each case, by wire transfer of immediately available funds in U.S. Dollars to the bank account set forth in Schedule 2 (Company Bank Account).

(b)                                 Upon receipt by the Company of the relevant Tranche Subscription Price paid by a Tranching Investor in accordance with Clause 3.6(a) (Tranching Investor Funding), the Company shall:

(i)                                     update the Company’s register of members to evidence the relevant Tranche Subscription Shares of such Tranching Investor as being fully paid as of the relevant Tranching Investor Funding Date; and

(ii)                                  deliver or cause to be delivered to such Tranching Investor a copy of the Company’s register of members (excluding the names and details of any individual holders, whether they hold such interests directly or indirectly through nominee vehicles, of the Company’s Equity Securities acquired upon exercise and/or vesting of awards granted pursuant to any ESOP adopted by the Company) dated as of the relevant Tranching Investor Funding Date and duly certified by a director of the Company or the registered office provider of the Company as a true and correct copy, and evidencing the relevant Tranche Subscription Shares of such Tranching Investor as being fully paid.

3.7                               Failure by a Tranching Investor to comply with its Tranching Investor Funding obligations

If a Tranching Investor fails to comply with its obligations set out in Clause 3.6(a) (Tranching Investor Funding) within thirty (30) days after any of its Tranching Investor Funding Dates, the Company shall be entitled (in addition to and without prejudice to all other rights or remedies available to it, including the right to claim damages) by written notice to such Tranching Investor at any time prior to the completion of the relevant Tranching Investor Funding, to terminate this Agreement with immediate effect as between the Company on the one hand and such Tranching Investor on the other hand. Notwithstanding anything to the contrary in this Agreement, in the event of termination by the Company under this Clause 3.7, all unpaid Series A Preferred Shares of such Tranching Investor shall immediately be forfeited in accordance with the terms of the Articles, provided, however, that such termination will not affect the Tranching Investor Subscription Shares of such Tranching Investor that have been fully paid prior to such termination. Clause 11.14(c) (Termination of this Agreement) shall apply in respect of such termination by the Company under this Clause 3.7.

4.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1                               Except as: (A) Fairly Disclosed, as of November 29, 2018, in the virtual data room hosted by Merrill DatasiteOne under the name “Ruby VDR 2018” set up by or on behalf of AGH (a copy of the index of which is made available to each Investor on or prior to the date of this Agreement); or (B) disclosed in the Disclosure Schedule, the Company hereby represents and warrants:

(a)                                 to each Investor:

(i)                                     as at the date of this Agreement (except for such representations and warranties that speak as of a specified date, in which case, such representations and warranties shall be given as of such specified date) in the terms of the Company Warranties; and

(ii)                                  as at immediately prior to the Closing with respect to such Investor (by reference to the facts and circumstances then existing; except for such representations and warranties that speak as of a specified date, in which case, such representations and warranties shall be given as of such specified date) in the terms of the Enhanced Repeated Warranties; and

(b)                                 to each Tranching Investor, as at immediately prior to each Tranching Investor Funding (by reference to the facts and circumstances then existing; except for such representations and warranties that speak as of a specified date, in which case, such representations and warranties shall be given as of such specified date) in the terms of the Repeated Company Fundamental Warranties.

4.2                               Organization, Standing and Qualification

Each Group Company is duly incorporated, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or establishment, and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted in all material respects. Each Group Company is in compliance with its Charter Documents in all material respects.

4.3                               Capitalization

(a)                                 As of the date immediately prior to the first Closing with respect to the Investors, and disregarding the effect of any issuance or conversion of Series A Preferred Shares under this Agreement, the authorized share capital of the Company will be divided into shares consisting of the following:

(i)                                     Ordinary Shares

A total of ***† authorized Ordinary Shares, of which ***† Ordinary Shares have been issued.

(ii)                                  Non-Voting/Dividend Ordinary Shares

A total of authorized Non-Voting/Dividend Ordinary Shares, of which any issued Non-Voting/Dividend Ordinary Shares will have been issued either pursuant to any ESOP adopted by the Company or to replace the Equity Securities of Koubei which have been issued pursuant to the Koubei ESOP.

(iii)                               Preferred Shares

A total of authorized Series A Preferred Shares, of which ***† Series A Preferred Shares have been issued.

†                                         Confidential treatment requested.

(iv)                              Options, Warrants, Reserved Shares of the Company

Except for:

(A)                               the rights of certain Persons to acquire any Shares pursuant to the Reorganization Agreement;

(B)                               the rights of certain Persons to acquire any Equity Securities pursuant to any ESOP of the Company (or any Equity Securities issued by the Company to replace the Equity Securities of Koubei which have been issued pursuant to the Koubei ESOP);

(C)                               the rights of Ali KB to acquire Series A Preferred Shares pursuant to the conversion of the Ali KB Convertible Loan;

(D)                               the rights of the Investors to subscribe for and be issued their respective Investor Subscription Shares; and

(E)                                the rights provided in the Shareholders Agreement and the Articles,

there are no options, warrants, conversion privileges or other rights or agreements presently outstanding to purchase, convert into, exercise for or exchange any of the Shares.

(v)                                 Option, Warrants, Reserved Shares of the other Group Companies

Except for:

(A)                               the rights provided in the Transaction Documents;

(B)                               the rights provided for in other Charter Documents of the Group Companies;

(C)                               the rights set out in the VIE Documents; and

(D)                               the rights set out in any documents related to the Koubei ESOP and the Beijing Choice Century ESOP,

no Equity Securities of any Group Company (excluding the Company), are subject to (A) any pre-emptive rights, rights of first refusal or other rights to purchase such Equity Securities (whether in favor of such Group Company or any other Person), or (B) any agreement that affects the voting or relates to the giving of written consents with respect to, or the right to cause the redemption or repurchase of, any Equity Securities of such Group Company (in each case, excluding any such rights or agreements relating to the non-wholly-owned Subsidiaries of Koubei set forth in Clause 4.3(a) of the Disclosure Schedule that are not significant or material in the context of the financial investment by the relevant Investor).

(b)                                 Schedule 4 (Capitalization) sets forth a complete and accurate list of all holders of Shares or other Equity Securities of the Company, together with the number of Shares or Equity Securities held by them immediately prior to the first Closing with respect to the Investors, provided that if the Company adopts an ESOP prior to the first Closing with respect to the Investors, then as at immediately prior to such Closing, the number of Non-Voting/Dividend Ordinary Shares issued pursuant to such ESOP shall not exceed ***† Non-Voting/Dividend Ordinary Shares in aggregate and Schedule 4 (Capitalization) shall exclude any other Equity Securities issued to replace the Equity Securities of Koubei which have been issued pursuant to the Koubei ESOP.

4.4                               Due Authorization and Enforceability

(a)                                 The Company, Koubei and Rajax has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations under the Transaction Documents to which it is a party.

(b)                                 All corporate action on the part of each of the Company, Koubei and Rajax necessary to authorize:

(i)                                     the execution and delivery of the Transaction Documents to which it is a party; and

(ii)                                  the performance of all its respective obligations under the Transaction Documents (including the issuance and sale of the Investor Subscription Shares of such Investor by the Company), has been taken or will be taken prior to the Closing of such Investor.

(c)                                  This Agreement has been duly executed and delivered by the Company.

(d)                                 Each Transaction Document to which each of the Company, Rajax and Koubei is a party, when executed and delivered by such Person shall be (assuming due execution and delivery by each of the other parties to each of the Transaction Documents) valid and legally binding obligations of such Person, enforceable against such Person in accordance with its terms, except:

(i)                                     as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally; and

(ii)                                  as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and to general equity principles.

4.5                               No Conflicts

Neither the execution, delivery or performance of and compliance with each Transaction Document, nor the consummation of the transactions contemplated under each Transaction Document by each of the Company, Rajax and Koubei will:

(a)                                 result in any violation or breach of such Person’s Charter Documents;

(b)                                 result in any material violation, breach or default under any Material Contract;

(c)                                  result in any material violation of any applicable Law; or

†                           Confidential treatment requested.

(d)                                 require any consents, waivers, permits, approvals, orders, licenses, authorizations, registrations, qualifications, designations, declarations or filings by or with any Governmental Authority or any third party (collectively, “Approvals”) including waivers of pre-emptive rights, rights of first refusal or other similar rights to be obtained or made by the Company in respect of the Investor Subscription Shares of such Investor (other than Approvals which will have been obtained or granted on or prior to the date of Closing of such Investor).

4.6                               Valid Issuance of Shares

The Investor Subscription Shares of such Investor, when issued and allotted in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of any Liens (except for any Liens set forth in the Transaction Documents, created by such Investor, or pursuant to applicable securities laws and regulations), save and except that the Unpaid Tranching Investor Subscription Shares issued to any Tranching Investor shall not be fully paid or non-assessable unless and until the Tranche Subscription Price for the relevant Tranche Subscription Shares has been paid in full by such Tranching Investor in accordance with Clause 3.6(a) (Tranching Investor Funding). The Ordinary Shares issuable upon the conversion of the Investor Subscription Shares of such Investor will be duly authorized, validly issued, fully paid, non-assessable and free and clear of any Liens (except for any Liens set forth in the Transaction Documents, created by such Investor or pursuant to applicable securities laws and regulations).

4.7                               Subsidiaries

(a)                                 Clause 4.7(a) of the Disclosure Schedule contains a correct and complete list of each Subsidiary of Rajax and Koubei (for the avoidance of doubt, excluding Rajax and Koubei) including, its name, its jurisdiction of incorporation or organization, the names of its direct shareholders and the shareholding percentage of each such shareholder (subject to any changes in the shareholding percentage of such shareholders that may result from the exercise and/or vesting of awards granted pursuant to the Beijing Choice Century ESOP), and in any event excluding the names and details of any individual holders, whether they hold such interests directly or indirectly through nominee vehicles, of Equity Securities acquired upon exercise and/or vesting of awards granted pursuant to the Beijing Choice Century ESOP. As at immediately prior to the first Closing with respect to the Investors, the Company does not own any Subsidiary (other than Rajax and Koubei and their respective Subsidiaries).

(b)                                 Other than as set out in Clauses 4.7(a) and 4.7(b) of the Disclosure Schedule, as at the date of the Agreement, no Group Company owns or Controls any Equity Security in any other Person. Other than as set out in Clause 4.7(b) of the Disclosure Schedule, as at the date of the Agreement, no Group Company is obligated to make any investment or capital contribution in or on behalf of any other Person.

4.8                               Financial Statements

(a)                                 (i) The consolidated statement of financial position of Rajax as of December 31, 2017 (the “Statement Date”) and the related consolidated statement of profit or loss and other comprehensive income, consolidated statement of changes in equity and consolidated statement of cash flows for the year then ended, including all notes to such financial statements, in each case as audited by PricewaterhouseCoopers (the “Rajax Audited Financial Statements”), and (ii) the unaudited and consolidated management accounts of Rajax for the six (6) months ended June 30, 2018 (the “Rajax Unaudited Financial Statements”, together with the Rajax Audited Financial Statements, the “Rajax Financial Statements”), present fairly, in all material respects, the financial position and financial performance of Rajax and its Subsidiaries, taken as a whole, as of the respective dates or for the respective periods set forth in the relevant Rajax Financial Statements, in each case in accordance with US GAAP during the periods covered by the relevant Rajax Financial Statements (except in the case of the Rajax Unaudited Financial Statements, for the omission of notes thereto and subject to normal year-end adjustments).

(b)                                 (i) The consolidated statement of financial position of Koubei as of December 31, 2017 and the related consolidated statement of profit or loss and other comprehensive income, consolidated statement of changes in equity and consolidated statement of cash flows for the year then ended, including all notes to such financial statements, in each case as audited by Ernst & Young (the “Koubei Audited Financial Statements”), and (ii) the consolidated statement of financial position of Koubei as of June 30, 2018 and the related consolidated statement of profit or loss and other comprehensive income for the six month period then ended (the “Koubei Unaudited Financial Statements”, together with the Koubei Audited Financial Statements, the “Koubei Financial Statements”), present fairly, in all material respects, the financial position and financial performance of Koubei and its Subsidiaries, taken as a whole, as of the respective dates or for the respective periods set forth in the relevant Koubei Financial Statements, in each case in accordance with IFRS during the periods covered by the relevant Koubei Financial Statements (except, (A) in the case of the Koubei Unaudited Financial Statements, for the omission of notes thereto and subject to normal year-end adjustments, and (B) in the case of the consolidated statement of profit or loss of Koubei for the six month period ending June 30, 2018, for the note contained therein).

(c)                                  To the Knowledge of the Company, all the accounts, books, registers, ledgers and financial and other material records of whatsoever kind of each Group Company have been properly kept and completed in all material respects and fairly reflect, in all material respects, the transactions of such Group Company and its disposition of assets.

4.9                               Absence of Certain Changes; Liabilities

(a)                                 Since the Statement Date, each Group Company has (i) operated its principal business in the ordinary course consistent with its past practice, (ii) used its reasonable best efforts to preserve its business and (iii) collected receivables and paid payables and similar obligations in the ordinary course of business consistent with past practice, in all material respects. Since the Statement Date, there has not been a Material Adverse Effect.

(b)                                 Except as disclosed in Clause 4.9(b) of the Disclosure Schedule or in the Financial Statements, no Group Company has any liabilities of the type required to be disclosed on a balance sheet except for (i) liabilities set forth in the balance sheet that have not been satisfied since the Statement Date, and (ii) current liabilities incurred since the Statement Date in the ordinary course of the business consistent with its past practices and which do not exceed US$30,000,000 in the aggregate. Except as disclosed in Clause 4.9(b) of the Disclosure Schedule or in the Financial Statements or is incurred in the ordinary course of business, none of the Group Companies has any indebtedness, which individually exceeds US$10,000,000, that it has created, incurred, assumed or guaranteed.

4.10                        Solvency

None of the Group Companies is insolvent under the Laws of its jurisdiction of incorporation or unable to pay its debts as they fall due in the ordinary course of business. There are no ongoing Proceedings involving any Group Company in relation to any compromise or arrangement with creditors and no order has been made or petition presented or resolution passed by or on behalf of any Group Company for the winding-up, liquidation or bankruptcy of any Group Company. There has not been any petition or order for administration, winding-up, liquidation or bankruptcy filed against a Group Company or any appointment of a receiver or liquidator in respect of the assets of a Group Company.

4.11                        Litigation

Except for those disclosed in Clause 4.11 of the Disclosure Schedule, there is no material Proceeding pending or, to the Knowledge of the Company, threatened against or adversely affecting any Group Company or any of its properties or assets. Neither any Group Company nor any of its properties and assets is subject to any material order, injunction, judgment or decree of a Governmental Authority. For the purposes of this Clause 4.11 “material” means any Proceeding, order, injunction, judgment or decree which could have a cost or value to a Group Company, of US$10,000,000 or more.

4.12                        Compliance with Laws; Consents and Permits

(a)                                 None of the Group Companies is in violation of any applicable Law in any material respect. The business of each Group Company as currently conducted is in compliance in all material respects with all applicable Laws and no Group Company has received any notice from any Governmental Authority or, to the Knowledge of the Company, is under investigation, in each case with respect to a material violation of any applicable Laws. Each Group Company has fulfilled any and all material filings and registration requirements with the applicable Governmental Authorities necessary with respect to its operations as currently conducted.

(b)                                 The Group Companies have obtained all material franchises, approvals, permits, licenses, certificates and any similar authorizations of or from any applicable Governmental Authority necessary for the business as currently conducted (each, a “Material Permit”), and:

(i)                                     each Material Permit is valid and in full force and effect;

(ii)                                  no Group Company is in material default or violation of any Material Permit; and

(iii)                               there is no Proceeding by any Governmental Authority pending against any Group Company that would likely result in the revocation, withdrawal, suspension, cancellation or termination of any Material Permit.

4.13                        Tax Matters

(a)                                 Each Group Company has filed all Tax Returns that are required to have been filed by such entity in a timely manner, with such filed Tax Returns being correct and complete in all material respects.

(b)                                 Each Group Company has paid all Taxes required to be paid by such entity in a timely manner.

(c)                                  Each Group Company has complied in all material respects with all applicable Laws relating to the withholding and payment of Taxes and has, within the time and manner prescribed by applicable Laws, withheld from and paid over to the appropriate Governmental Authority all amounts required to be so withheld and paid over.

(d)                                 There are no pending Proceedings for the assessment or collection of Taxes against any Group Company, and there are no deficiencies for any Taxes assessed or proposed against any Group Company that have not been fully paid.

(e)                                  Each Group Company is in compliance, in all material respects, with all applicable Laws with respect to transfer pricing (including record-keeping and documentation requirements).

(f)                                   Each Group Company is in compliance, in all material respects, with all terms and conditions of any Tax exemption or Tax holiday, and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on any such Tax exemption or Tax holiday.

(g)                                  No Group Company is a tax resident of a jurisdiction other than its jurisdiction of incorporation.

(h)                                 No Group Company has taken any action or been a party to a transaction the primary purpose of which is the evasion of Taxes in violation of applicable Laws.

4.14                        Certain Compliance Matters

To the Knowledge of the Company, each of the Group Companies and their respective directors, officers and employees are and have been in compliance with all applicable Laws relating to anti-bribery and anti-corruption.

4.15                        Financial Advisor Fees

Except as disclosed in Clause 4.15 of the Disclosure Schedule, there exists no agreement or understanding between any Group Company or any of their respective Affiliates and any investment bank or other financial advisor, broker or finder under which any Group Company may owe any brokerage, placement, finder or other fees relating to the offer or sale of the Investor Subscription Shares of any Investor.

4.16                        Labour and Employment Matters

(a)                                 Each Group Company has complied in all material respects with all applicable employment and labor Laws. The Group Companies, taken as a whole, have satisfied their payment obligations with respect to all wages, severance, allowances, commissions and other compensation required to be paid under any labor contract or applicable Law to the current and former employees and third party contractors of the Group Companies in all material respects.

(b)                                 No Group Companies is bound by or subject to any written contract, commitment or arrangement with any labor union or any collective bargaining agreements that would have a material impact on the operation of the business of the Group Companies taken as a whole. There is no pending or, to the Knowledge of the Company, threatened, strike or union organization activity or any unfair labor practice charge against any Group Company that would have a material impact on the operation of the business of the Group Companies taken as a whole.

(c)                                  Clause 4.16(c) of the Disclosure Schedule lists all Benefit Plans maintained by the Group Companies. All such Benefit Plans are and have at all times been maintained in compliance in all material respects with all applicable Laws. Each Group Company is in compliance in all material respects with all applicable employment and labor Laws and labor contracts relating to its provision of Social Insurance, and has satisfied its payment obligations with respect to, or made provision for the payment of, all Social Insurance contributions required under applicable employment and labor Laws and labor contracts in all material respects.

(d)                                 The consummation of the transactions contemplated by this Agreement will not give rise to any liability for severance pay, unemployment compensation or termination pay becoming due, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, officer, director or stockholder of the Group Companies.

4.17                        Intellectual Property

(a)                                 The Group Companies own or have a valid right or license to use all Proprietary Assets material to the Group Companies, taken as a whole, that are used in their businesses as now conducted (the “Material Proprietary Assets”)

and no use of such Material Proprietary Assets infringes upon or otherwise violates any Proprietary Assets of any third person and to the Knowledge of the Company, all Material Proprietary Assets are valid and enforceable.

(b)                                 Each Material Proprietary Asset owned by a Group Company that is subject to registration with a Governmental Authority, including but not limited to patents, trademarks and copyrights (the “Registered Owned MPA”) is valid and subsisting. All registration, maintenance, renewal or other fees related to the Registered Owned MPA have been paid in a timely manner. To the Knowledge of the Company, no Registered Owned MPA is subject to ongoing or threatened challenges, objections, proceedings or actions before any court or Governmental Authority.

(c)                                  There are no outstanding options, licenses, agreements or rights of any kind granted by any Group Company to any third party relating to any Material Proprietary Assets of a Group Company which is not entered into on an arm’s length basis. No Group Company is bound by a party to any options, licenses or agreements with respect to the Proprietary Assets of any third party which is not entered into in the ordinary course of business and which termination (or any default or violation as a result of the execution, delivery or performance of and compliance with this Agreement, or the consummation of the transactions contemplated under this Agreement by the Company) would materially adversely affect the business, assets or prospects of the Group Companies, taken as a whole.

(d)                                 As of the date of this Agreement, no conduct of any Group Company infringes upon, misappropriates, or otherwise violates the Proprietary Assets of any other person or entity in any material respect, and none of the Group Companies has received any written notice:

(i)                                     alleging that such Group Company has violated any Proprietary Assets of any other person or entity; or

(ii)                                  seeking any damages or other remedies that would be material to such Group Company.

(e)                                  To the Knowledge of the Company, there is no infringement, unauthorized use or other violation of any Material Proprietary Asset (whether registered or not) by a third party that is materially adverse to the business of the Group Companies taken as a whole.

(f)                                   All Material Proprietary Assets created by employees of each Group Company are works for hire, and all rights, title and interest therein vest in, have been transferred and assigned to, or are under contractual obligations to and will (upon the request of the employing Group Company) be transferred and assigned to, such employing Group Company. No Group Company has obtained or utilized, in the course of its business operation, any employee’s Material Proprietary Assets developed prior to such employee’s employment with such Group Company, except for any Material Proprietary Assets that have been validly and properly assigned or licensed to such Group Company prior to the date of this Agreement.

4.18                        Material Contracts

(a)                                 Clause 4.18(a) of the Disclosure Schedule lists all Material Contracts. All of the Material Contracts are valid, subsisting, in full force and effect and binding upon the relevant Group Companies that are parties to such Material Contracts, except:

(i)                                     as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally; and

(ii)           as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and to general equity principles.

(b)                                 Each Group Company has complied in all material respects with the terms of each Material Contract.

(c)                                  Each Group Company is not in default in any material respect under any Material Contract. As of the date of this Agreement, no Group Company has received from any person any written notice regarding a material violation or material breach of, or material default under, any Material Contract. To the Knowledge of the Company, no counterparty to each such Material Contract is in breach of or default in any material respect thereunder, and no written notice has been received by any Group Company from such counterparty stating its intention to cancel, terminate or modify any Material Contract.

4.19                        Property

(a)                                 Except as disclosed in Clause 4.19 of the Disclosure Schedule, the Group Companies taken as a whole, have good and valid title to, or a legal and valid right to use, all material assets they currently use in the conduct of their respective businesses, free and clear of any Liens or third party claims (other than of lessors of any such leased assets), and except for leased items, no person other than a Group Company owns any interest in any such assets in any material respect.

(b)                                 No Group Company owns or has legal or equitable title or other right or interest (other than leasehold interests) in any real property. Except as disclosed in Clause 4.19 of the Disclosure Schedule, each lease pursuant to which a Group Company holds a leasehold interest is in compliance with applicable Laws in all material respects, including with respect to the operation of property and conduct of business as now conducted by the applicable Group Company which is a party to such lease.

(c)                                  All IT Assets owned or used by the Group Companies that are material to the operation of the business of the Group Companies as currently conducted taken as a whole operate and perform in all material respects in accordance with their documentation and functional specifications. The Group Companies have, taken as a whole, implemented reasonable security measures and backup and disaster recovery technology consistent with industry practices with respect to its material IT Assets and data stored thereon.

4.20                        Insurance

(a)                                 All material insurance policies purchased or maintained by the Group Companies are in full force and effect (and all premiums due and payable in relation to such insurance policies have been paid in full on a timely basis).

(b)                                 None of the Group Companies is in default in any material respect with respect to any of its obligations under any material insurance policies. There is no threatened cancellation or termination of, or threatened premium increase with respect to, any of such insurance policies, other than increases in connection with renewals of such insurance policies in the ordinary course of business.

4.21                        Exempt Offering

Subject to the accuracy of the representations and warranties of each Investor, the sale provided for in this Agreement is either exempt from the registration requirements under the Securities Act or the registration or listing requirements of any other applicable securities laws and regulations, or such requirements do not apply.

4.22                        VIE Documents

The VIE Documents are adequate to establish and maintain the intended VIE Structure of the Group Companies, under which (a) each of Rajax and Koubei Control the Rajax VIE Subsidiaries and the Koubei VIE Subsidiaries, respectively, and (b) the financial statements of the Rajax VIE Subsidiaries can be consolidated with those of Rajax and the other Subsidiaries of Rajax in accordance with US GAAP and the financial statements of the Koubei VIE Subsidiaries can be consolidated with those of Koubei and the other Subsidiaries of Koubei in accordance with IFRS. No Group Company has received any written inquiries, notifications or any other form of official correspondence from any Governmental Authority challenging or questioning the legality or enforceability of any of the VIE Documents.

4.23                        Related Party Transactions

Each transaction that is material to the Group Companies, taken as a whole, and is between the Company or any Group Company, on the one hand, and AGH or any of its Subsidiaries, on the other hand, is entered into on an arm’s length basis.

4.24                        No Other Representations or Warranties

(a)                                 The Company hereby acknowledges and agrees that the Investor Warranties and the Repeated Investor Warranties, given by each Investor in accordance with Clause 5.1 and Clause 5.2 (if applicable), are the only representations and warranties given by each of the Investors in connection with the transactions contemplated by this Agreement.

(b)                                 The Company hereby expressly disclaims any and all reliance of any other statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) by or on behalf of each Investor (or any of their respective direct or indirect shareholders, and their and such shareholders’ respective officers, directors, employees, advisors and other representatives, and advisors to the foregoing).

5.                                      REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR

5.1                               Each Investor hereby, severally but not jointly, represents and warrants to the Company in the terms of the Investor Warranties as at the date of this Agreement and as at immediately prior to the Closing of such Investor (except for such representations and warranties that speak as of a specified date, in which case, such representations and warranties shall be given as of such specified date).

5.2                               Each Tranching Investor hereby represents and warrants to the Company as at immediately prior to each Tranching Investor Funding (by reference to the facts and circumstances then existing) in the terms of the Repeated Investor Warranties.

5.3                               Organization, Standing and Qualification

Such Investor is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the Laws of the place of its incorporation or establishment, and has all requisite corporate (or other) power and authority, in all material respects, to own its properties and assets and to carry on its business as now conducted.

5.4                               Due Authorization and Enforceability

(a)                                 Such Investor has all requisite corporate (or other) power and authority to execute and deliver the Transaction Documents to which such Investor is a party and to carry out and perform its obligations under the Transaction Documents.

(b)                                 All action on the part of such Investor (and, as applicable, its directors and/or shareholders) necessary to authorize the execution and delivery of the Transaction Documents to which it is a party and the performance of all obligations of such Investor under the Transaction Documents, has been taken or will be taken prior to the Closing with respect to such Investor.

(c)                                  This Agreement has been, and each of the other Transaction Documents to which such Investor is a party has been or will be, duly executed and delivered by such Investor.

(d)                                 This Agreement and each of the other Transaction Documents to which such Investor is a party are, or when executed and delivered by such Investor, will be (assuming due execution and delivery by each of the other parties to the Transaction Documents) valid and legally binding obligations of such Investor and enforceable against such Investor in accordance with its terms, except:

(i)                                     as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting creditors’ rights generally; and

(ii)           as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and to general equitable principles.

5.5                               Accredited Investors

Such Investor is:

(a)                                 either (i) not a “US Person” as defined in Rule 902 of Regulation S of the Securities Act, or (ii) an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the Securities Act; and

(b)                                 a “professional investor” (as defined in Part 1 of Schedule 1 to the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong)) or the Securities and Futures (Professional Investor) Rules (Cap. 571D of the Laws of Hong Kong).

5.6                               Purchase for Own Account

The Investor Subscription Shares of such Investor will be acquired for such Investor’s own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part of the Investor Subscription Shares of such Investor, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The entire legal and beneficial interest of the Investor Subscription Shares of such Investor is being purchased, and will be held, for such Investor’s account only, and neither in whole or in part for any other Person. By executing this Agreement, such Investor further represents that it does not have any contract with any person to, directly or indirectly, sell, transfer or grant participations, with respect to any of its Investor Subscription Shares and has not solicited any person for such purpose.

5.7                               Exempt from Registration; Restricted Securities

Such Investor understands that its Investor Subscription Shares have not been registered under the Securities Act or registered or listed publicly pursuant to any other applicable securities laws and regulations, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act or the registration or listing requirements of any other applicable securities laws and regulations, and that the reliance of the Company on such exemption is predicated in part on such Investor’s representations set forth in this Agreement. Such Investor understands that its Investor Subscription Shares are restricted securities within the meaning of Rule 144 under the Securities Act and the Company has no obligation to register or qualify such Investor Subscription Shares for resale (other than any obligation of the Company related to registration rights under the Shareholders Agreement); that such Investor Subscription Shares are not registered or listed publicly and must be held indefinitely unless they are subsequently registered or listed publicly or sold pursuant to an exemption from such registration or listing. Such Investor further acknowledges that if such exemption from registration or qualification is available, it may be conditioned on various requirements including the time and manner of sale, the holding period for its Investor Subscription Shares and on requirements relating to the Company which are outside of such Investor’s control, and which the Company is under no obligation, and may not be able to, satisfy.

5.8                               No Conflicts

Neither the execution, delivery nor performance by such Investor of, nor compliance by such Investor with, this Agreement and the other Transaction Documents to which such Investor is a party, nor the consummation of the transactions contemplated in this Agreement and the other Transaction Documents, will:

(a)                                 result in any violation or breach by such Investor of any of its Charter Documents;

(b)                                 result in any material violation, breach of default under any material contract to which such Investor is party;

(c)                                  result in any material violation of any applicable Law on the part of such Investor; or

(d)                                 require any Approvals or any notification to any Governmental Authority or any third party.

5.9                               Solvency

Such Investor is not insolvent under the Laws of its jurisdiction of incorporation or unable to pay its debts as they fall due. There are no ongoing Proceedings involving such Investor in relation to any compromise or arrangement with creditors and no order has been made or petition presented or resolution passed by or on behalf of such Investor for the winding-up, liquidation or bankruptcy of such Investor, and there has not been any petition or order for administration, winding-up, liquidation or bankruptcy filed against such Investor or any appointment of a receiver or liquidator in respect of the assets of such Investor.

5.10                        Disclosure of Information

Such Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company regarding the terms and conditions of the offering of the Investor Subscription Shares of such Investor and relating to the business, management, finances and operations of the members of the Group Companies.

5.11                        Knowledge and Experience of the Investor

Such Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment of a nature similar to that contemplated hereby. Such Investor is relying solely on: (a) its own counsel and other advisors for legal, financial and other advice with respect to the transactions contemplated by this Agreement and the other Transaction Documents; and (b) the Company Warranties.

5.12                        Financing

Such Investor has and will at the Closing and the Tranching Investor Funding (if applicable) of such Investor have cash (or commitment that payment shall be made on behalf of such Investor) available (or binding commitments to ensure cash is available prior to the Closing and the Tranching Investor Funding (if applicable) of such Investor) which is sufficient to purchase its Investor Subscription Shares and to pay all related fees and expenses for which such Investor will be responsible, and affirms that it is not a condition to the Closing of such Investor or any of its other obligations under this Agreement that such Investor obtains financing for or related to any of the transactions contemplated hereby. The funds used by such Investor to purchase its Investor Subscription Shares will be obtained and paid in compliance with all applicable Law.

5.13                        Absence of Interest in Competing Investment

Other than as set out in the Investor Disclosure Letter of such Investor (if applicable), neither such Investor nor its Affiliates, holds or otherwise Beneficially Owns, any equity interests in any Competing Investment as of the date of this Agreement.

5.14                        Legends

Such Investor understands that the certificates evidencing its Investor Subscription Shares issued pursuant to this Agreement may bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION UNDER THE SECURITIES ACT.

THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF ANY SHAREHOLDERS AGREEMENT TO WHICH THE COMPANY AND THE HOLDERS OF SUCH SECURITIES IS A PARTY (IF ANY) AND OF THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY.”

5.15                        Financial Advisor Fees

There exists no agreement or understanding between such Investor or any of its Affiliates and any investment bank or other financial advisor, broker or finder under which any Group Company may owe any brokerage, placement, finder or other fees relating to the offer or sale of the Investor Subscription Shares of such Investor.

5.16                        No Other Representations or Warranties

(a)                                 Each Investor hereby acknowledges and agrees that the Company Warranties, Enhanced Repeated Warranties and the Repeated Company Fundamental Warranties given by the Company in accordance with Clause 4.1 are the only representations and warranties given by the Company in connection with the transactions contemplated by this Agreement.

(b)                                 Each Investor hereby expressly disclaims any and all reliance of any other statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) by or on behalf of the Company (or any of its respective direct or indirect shareholders, and its and such shareholders’ respective officers, directors, employees, accounting, financial and legal advisors and other representatives, and advisors to the foregoing).

6.                                      COVENANTS AND AGREEMENTS

6.1                               Use of Proceeds

The Company agrees and covenants with each Investor that the proceeds from the issue of the Investor Subscription Shares of such Investor under this Agreement shall be used for business operations, strategic investments and other general corporate purposes of the Group Companies from time to time.

6.2                               Reasonable Best Efforts, Further Assurances

Each Party shall from time to time and at all times from the date of this Agreement, use all reasonable best efforts, to make, do or execute, or cause or procure to be made, done or executed, such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement. In furtherance and without limitation of the foregoing, in connection with any Approvals by any Governmental Authority necessary for any Party to consummate the transactions contemplated by the Transaction Agreements, such Party shall:

(a)                                 cooperate with other Parties and use its reasonable best efforts to make all filings and notifications with or to, and provide as promptly as reasonably practicable any additional information and documents that may be requested by, any such Governmental Authority;

(b)                                 to the extent legally permissible and reasonably practicable, keep the other Parties reasonably informed of any communication received by any such Governmental Authority; and

(c)                                  use its reasonable best efforts to resolve any objections and obtain such Approval as promptly as practicable; provided that, no such action shall be required if it would reasonably be expected to materially adversely affect the business, assets or prospects of such Party or the Group Companies.

6.3                               Conduct of Business Prior to the Closing

Except as required or expressly permitted by the Transaction Documents, between the date of this Agreement and the occurrence of first Closing with respect to the Investors, each of the Company, Koubei and Rajax shall, and shall procure the Group Companies to:

(a)                                 conduct its business, taken as a whole, in the ordinary course of business consistent with past practice and in compliance with all applicable Laws, in all material respects; and

(b)                                 use reasonable efforts to preserve their relationships with key customers and suppliers.

6.4                               No Distribution; Prohibited Actions

Except as contemplated by the Transaction Documents, the Company shall not (without the prior written consent of the Majority Investors), from and after the date of this Agreement and until the first Closing with respect to the Investors:

(a)                                 declare any dividend or otherwise make any distribution to its shareholders; and

(b)                                 take any of the actions which, if taken after the first Closing with respect to the Investors, would require the prior written consent of the holders of a majority of the Series A Preferred Shares.

6.5                               Reorganization

As soon as practicable after the date of this Agreement and in any event prior to the first Closing with respect to the Investors, the Company, Koubei and Rajax shall enter into the Reorganization Agreement and use reasonable efforts to procure the completion of the Reorganization Steps in accordance with Clause 2 (Reorganization Steps) of the Reorganization Agreement. The Company shall deliver to each Investor:

(a)                                 a copy of the duly executed Reorganization Agreement;

(b)                                 a copy of the register of members of each of Koubei and Rajax, dated as of the date on which the Reorganization Steps are completed, reflecting the shareholding of Koubei and Rajax respectively (as indicated in Part A and Part B of Schedule 4 of the Reorganization Agreement); provided that the register of members of Koubei will not include the details of any individual holders, whether they hold such interests directly or indirectly through nominee vehicles, of Koubei’s Equity Securities acquired upon exercise and/or vesting of awards granted pursuant to the Koubei ESOP; and

(c)                                  a copy of the amended memorandum and articles of association of each of Koubei and Rajax, adopted by Koubei and Rajax respectively pursuant to the Reorganization Steps on or prior to the date on which the Reorganization Steps are completed,

(collectively, the “Reorganization Documents”).

6.6                               Other Covenants

The Company, Rajax and Koubei shall procure each relevant Group Company to use its reasonable efforts to complete the actions set forth in Schedule 5 (Other Covenants) as soon as practicable following the first Closing with respect to the Investors, and shall deliver reasonable evidence to the Majority Investors (including SoftBank) indicating that each such action has been completed.

7.                                      CONDITIONS

7.1                               Conditions to Closing

(a)                                 Mutual Conditions. The obligations of the Company, on the one hand, and each Investor, on the other hand, to proceed to the Closing with respect to such

Investor is subject to the satisfaction or waiver (where legally permissible) of the following conditions:

(i)            the completion of the Reorganization Steps (as defined in the Reorganization Agreement), undertaken in accordance with Clause 2 (Reorganization Steps) of the Reorganization Agreement;

(ii)           no applicable Laws shall have been adopted, promulgated or enforced by any Governmental Authority, and no temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority of competent jurisdiction (an “Injunction”) shall be in effect, having the effect of making the transactions contemplated in this Agreement illegal or otherwise prohibiting the completion of the transactions contemplated in this Agreement; and

(iii)          no Proceeding initiated by any Governmental Authority, seeking an Injunction having the effect of making the transactions contemplated in this Agreement illegal or otherwise prohibiting the completion of the transactions contemplated in this Agreement shall be pending.

(b)           Conditions to an Investor’s Obligations. The obligations of each Investor to proceed to the Closing of such Investor is subject to the satisfaction or waiver by such Investor of the following conditions:

(i)            the Company shall have delivered to such Investor the Reorganization Documents;

(ii)           (A) the Company Warranties (including the representations and warranties set forth in Clause 4.3 (Capitalization) but excluding other Company Fundamental Warranties) given by the Company in accordance with Clause 4.1(a)(i) shall be true and accurate in all material respects as of the date of this Agreement, (B) the Enhanced Repeated Warranties (including the representations and warranties set forth in Clause 4.3 (Capitalization) but excluding other Company Fundamental Warranties) given by the Company in accordance with Clause 4.1(a)(ii) shall be true and accurate in all material respects as at immediately prior to the Closing with respect to such Investor and (C) the Company Fundamental Warranties (excluding the representations and warranties set forth in Clause 4.3 (Capitalization)) given by the Company in accordance with Clause 4.1(a) shall be true and accurate as of the date of this Agreement and as at immediately prior to the Closing with respect to such Investor;

(iii)          each of the Company, Rajax and Koubei shall have performed in all material respects each of its obligations under the Transaction Documents that are required to be performed by it prior to the Closing with respect to such Investor; and

(iv)          there has not been a Material Adverse Effect,

and of the above conditions, the condition listed in Clause 7.1(a)(i) is referred to as the “Reorganization Completion Condition”. The Company shall notify the Investors as soon as practicable (and in any event, within forty-eight (48) hours) upon becoming aware that the Reorganization Completion Condition has been satisfied. The first Business Day on or by which the Reorganization Completion Condition is satisfied is the “Reorganization Completion Date”.

7.2          No other conditions

The Company, on the one hand, and each Investor, on the other hand, agree that, except as may be otherwise agreed in writing between the Company and such Investor, the Closing with respect to such Investor is not subject to any conditions (including any condition as to availability of financing to such Investor) other than the conditions expressly set forth in Clause 7.1 (Conditions to Closing).

8.             INDEMNIFICATION

8.1          Indemnification by the Company

The Company hereby agrees to, from and after the Closing of each Investor and subject to the limitations set forth in this Clause 8, indemnify and hold harmless such Investor, its Affiliates and their respective directors, officers and employees (each an “Indemnified Party”) from and against any and all Indemnifiable Losses (whether or not such Indemnifiable Losses relate to a direct claim or a Third Party Claim) actually suffered or incurred by such Indemnified Party as a result of, or arising from any breach of or inaccuracy in any representation or warranty given by the Company in this Agreement.

8.2          Limitations

(a)           The Company shall have no liability to any Indemnified Party under Clause 8.1 (Indemnification by the Company):

(i)            in respect of any claim or series of related claims arising from the same or substantially similar facts or circumstances if the Indemnifiable Losses suffered or incurred by such Indemnified Party in respect of such claim or series of related claims are less than US$2,000,000; and

(ii)           unless and until the aggregate amount of the Indemnifiable Losses suffered or incurred by such Indemnified Party (not taking into account any Indemnifiable Losses excluded pursuant to Clause 8.2(a)(i) (Limitations)) exceeds, in the case of a Non-Tranching Investor, five (5) per cent of the Non-Tranching Investor Subscription Price of such Non-Tranching Investor, or in the case of a Tranching Investor, five (5) per cent of the Tranching Investor Subscription Price of such Tranching Investor, in which case the Company shall be liable to such Indemnified Party for the whole amount of such Indemnifiable Losses and not merely the excess, provided that the limitations on the Company’s indemnification obligations under this Clause 8.2(a) shall not apply to any breach of the Company Fundamental Warranties.

(b)           The maximum aggregate liability of the Company to any Indemnified Party under Clause 8.1 (Indemnification by the Company), other than Indemnifiable Losses in respect of any breaches of any Company Fundamental Warranties by the Company or of any fraud by the Company, shall not exceed twenty five (25) per cent of:

(i)            in the case of any Non-Tranching Investor, the Non-Tranching Investor Subscription Price actually paid by such Non-Tranching Investor at the Closing with respect to such Non-Tranching Investor; or

(ii)           in the case of any Tranching Investor, the First Tranche Subscription Price actually paid by such Tranching Investor at its Closing plus any Tranche Subscription Price actually paid by such Tranching Investor at any Tranching Investor Funding.

(c)           The maximum aggregate liability of the Company to any Indemnified Party under Clause 8.1 (Indemnification by the Company) (including any Indemnifiable Losses in respect of any breach of any Company Fundamental Warranties by the Company but excluding any Indemnifiable Losses in respect of any fraud by the Company), shall not exceed:

(i)            in the case of any Non-Tranching Investor, the Non-Tranching Investor Subscription Price actually paid by such Non-Tranching Investor at the Closing with respect to such Non-Tranching Investor; or

(ii)           in the case of any Tranching Investor, the First Tranche Subscription Price actually paid by such Tranching Investor at its Closing plus any Tranche Subscription Price actually paid by such Tranching Investor at any Tranching Investor Funding.

8.3          Survival of representations and warranties

(a)           With respect to each Investor, each of:

(i)            the Company Warranties (other than the Tax Warranties and the Company Fundamental Warranties), shall survive the Closing with respect to such Investor, until the date which shall fall eighteen (18) months after such Closing;

(ii)           the Tax Warranties shall survive the Closing with respect to such Investor, until March 31, 2020; and

(iii)          the Company Fundamental Warranties shall survive the Closing with respect to such Investor, until the date which shall fall on the third (3rd) anniversary of such Closing.

(b)           Without prejudice to Clause 8.3(a) (Survival of representations and warranties), with respect to each of the Tranching Investors, each of the Repeated Company Fundamental Warranties shall survive each Tranching Investor Funding, until the date which shall fall on the third (3rd) anniversary of the date of such Tranching Investor Funding (the applicable survival periods set forth in Clause 8.3(a) (Survival of representations and warranties) and this Clause 8.3(b) (Survival of representations and warranties), the “Survival Periods”).

(c)           It is the express intent of the Parties that:

(i)            if the applicable Survival Periods for the survival of representations and warranties and for the making of claims for indemnification based on any breaches of such representations and warranties is shorter than the statute of limitations that would otherwise have been applicable to such breach, then, by contract, the statute of limitations applicable to such breach shall be reduced to the applicable Survival Periods; and

(ii)           in respect of the relevant breach, the Company shall not have any obligation to indemnify and hold harmless any Indemnified Parties after the last date that is within the applicable Survival Period (other than any unresolved claim set out in a Claim Notice that was duly delivered prior to such date), and all rights and remedies that may be exercised by an Indemnified Party with respect to such representations and warranties and any claim for indemnification based on any breaches of such representations and warranties (other than any unresolved claim set out in a Claim Notice that was delivered prior to such date) will expire and terminate simultaneously with the ending of such applicable Survival Period.

(d)           The Parties further acknowledge that the Survival Periods are the results of arms’ length negotiations and are intended to be enforced as agreed among the Parties. For the avoidance of doubt, if a Claim Notice has been duly given in good faith prior to the expiration of the applicable Survival Period, then the relevant claim as set out in such Claim Notice shall survive until it has been finally resolved in accordance with the terms of this Agreement.

8.4          Exclusive remedy

From and after the Closing of any Investor and notwithstanding anything to the contrary in this Agreement or any other Transaction Documents (but without prejudice to Clause 11.3 (Specific Performance)), the indemnification provisions set forth in this Clause 8 shall be the sole and exclusive remedy of an Investor for any claims by such Investor against the Company in respect of the matters set forth in Clause 8.1 (Indemnification by the Company).

8.5          Procedure

(a)           Any Indemnified Party seeking indemnification under this Clause 8 shall give written notice (a “Claim Notice”) to the Company.

(b)           The Claim Notice shall be delivered to the Company within sixty (60) days of the Indemnified Party becoming aware of the facts giving rise to the Indemnifiable Losses and shall include a description in reasonable detail of (to the extent that the Indemnified Party has actual knowledge):

(i)            the basis for, and nature of, such claim, including the facts constituting the basis for such claim; and

(ii)           the estimated amount of Indemnifiable Losses that have been or reasonably will be sustained by the Indemnified Party in connection with such claim.

(c)           In the event of any Proceeding against any Indemnified Party by a third party with respect to which such Indemnified Party may claim indemnification under Clause 8.1 (Indemnification by the Company) (a “Third Party Claim”), the Indemnified Party shall give the Company written notice within twenty

(20) Business Days of receiving written notice of such Third Party Claim. If the Indemnified Party fails to provide each such notice within such time period, the Company will not be obligated to indemnify the Company with respect to such Third Party Claim to the extent that the Company is prejudiced by such failure of the Indemnified Party.

(d)           The Company shall notify the Indemnified Party within thirty (30) Business Days after receipt of such notice as to whether the Company will assume the defense of such Third Party Claim. If the Company assumes the defense:

(i)            the Indemnified Party shall have the right to participate in such defense and to engage separate counsel of its own choosing at its own cost and expense; and

(ii)           the Company shall not agree to any compromise, settlement or discharge to which the Indemnified Party has not consented to in writing (which consent shall not be unreasonably withheld, conditioned or delayed) unless such settlement, compromise or discharge includes only the payment of monetary damages which shall be paid by the Company and includes a release of the Indemnified Party from all liability in respect of such Third Party Claim.

(e)           If requested by the Company, the Indemnified Party will provide reasonable cooperation to the Company in defending such Third Party Claim. If the Company elects not to assume the defense of such Third Party Claim, the Indemnified Party may assume the defense at the expense of the Company, provided that the Indemnified Party shall not agree to any compromise, settlement or discharge to which the Company has not consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed).

8.6          Right to Cure

The Company shall not be liable for any claim made by an Indemnified Party pursuant to this Clause 8 (Indemnification) to the extent any breach or circumstances underlying such claim is capable of being remedied or otherwise cured and the Company shall have remedied or otherwise cured the same within sixty (60) days after being given notice of such breach by such Indemnified Party without such Indemnified Party having actually suffered or incurred any Indemnifiable Losses in connection with or attributable to the matters giving rise to such claim.

8.7          Other Limitations

(a)           Notwithstanding anything in this Agreement to the contrary, the Company shall not be liable under this Agreement to any Indemnified Party for any matter:

(i)            to the extent such Indemnified Party actually recovers an amount in respect of such matter, or from the circumstances out of which such matter arises, from any third party (including under any insurance policy) and only to the extent of such recovered amount;

(ii)           to the extent has arisen as a result of an act, omission, transaction or arrangement carried out at the written request or with the written approval of such Indemnified Party or its directors, officers, employees, agents and other persons acting on its behalf (collectively, the “Representatives”);

(iii)          that is a contingent liability, unless and until such liability is actually due and payable, provided that in respect of such contingent liability, if such Indemnified Party has become aware of such claim and has duly provided a Claim Notice in accordance with Clause 8.5 (Procedure) prior to the expiration of any applicable Survival Periods, then such Indemnified Party shall be deemed to have preserved its right and entitlement to be indemnified for such claim by the Company if and when the contingent liability becomes actually due and payable;

(iv)          the liabilities arising out of which have been specifically provided for or reserved against in the Financial Statements and only to the extent of the amount so provided for or reserved against; or

(v)           that arises out of an action required to be taken under this Agreement.

(b)           No Indemnified Party shall be entitled to recover for any Indemnifiable Loss based on substantially the same set of facts more than once.

(c)           To the extent required by the Laws of the State of New York and available to an Indemnified Party, such Indemnified Party shall procure that all reasonable steps are taken to avoid or mitigate any Indemnifiable Losses which it may suffer in consequence of any breach of or inaccuracy in, any representation or warranty given by the Company in this Agreement; provided that, such Indemnified Party shall not be required to mitigate any Indemnifiable Losses in connection with or attributable to any breach of, or inaccuracy in, any Tax Warranty.

(d)           Each of the Investors acknowledges and agrees that the only representations and warranties given by the Company under Clause 4.1 in relation to Tax or any related claims, liabilities or other matters (“Tax Matters”) are set out in Clause 4.13 (Tax Matters) and no other representations and warranties are given in relation to Tax Matters by the Company.

(e)           The Indemnified Party shall not be entitled to claim for, from the Company under this Clause 8 (Indemnification), any punitive, speculative or special loss or for any indirect or consequential loss.

(f)            For the avoidance of doubt, the limitations set forth in this Clause 8.7 shall only apply to claims made by any Indemnified Party against the Company in respect of the matters set forth in Clause 8.1 (Indemnification by the Company).

9.             NO USE OF NAME

Except as otherwise permitted under Clause 10.2 (Press Releases, etc) (and only to the extent so permitted), without the prior written consent of the Company, AGH, ANT or their respective Affiliates, as applicable, each of the Investors (other than Ali KB) shall not, and shall cause its Affiliates to not:

(a)           use in advertising, publicity, announcements or otherwise the name of the Company, AGH, ANT or any of their respective Affiliates, either alone or in combination of, including:

(i)            “阿里巴巴” (Chinese equivalent for “Alibaba”), “淘宝” (Chinese equivalent for “Taobao”), “阿里” (Chinese equivalent for “Ali”), “全球速卖通” (Chinese brand for “AliExpress”), “淘” (Chinese equivalent for “Tao”), “天猫” (Chinese equivalent for “Tmall”), “聚划算” (Chinese equivalent for “Juhuasuan”), “飞猪” (Chinese equivalent for “Fliggy”), “阿里妈妈” (Chinese equivalent for “Alimama”), “阿里云” (Chinese equivalent for “Alibaba Cloud”), “口碑” (Chinese equivalent for “Koubei’), “虾米” (Chinese equivalent for “Xiami”), “蚂蚁金服” (Chinese brand for “Ant Financial”), “蚂蚁” (Chinese equivalent for “Ant”), “蚂蚁财富” (Chinese equivalent for “Ant Fortune”), “支付宝” (Chinese brand for “Alipay”), “1688”, “一达通” (Chinese brand for “OneTouch”), “友盟” (Chinese equivalent for “Umeng”), “盒马” (Chinese equivalent for “HeMa”), “闲鱼” (Chinese equivalent for “XianYu”), “优视” (Chinese equivalent for “UC/UCWeb”), “高德地图” (Chinese brand for “AMAP”), “钉钉” (Chinese brand for “DingTalk”), “余额宝” (Chinese equivalent for “Yu’e Bao”), “招财宝” (Chinese equivalent for “Zhaocaibao”), “芝麻信用” (Chinese equivalent for “Zhima Credit”), “网商银行” (Chinese brand for “MYbank”), “阿里通信” (Chinese equivalent for “AliTelecom”), “优酷” (Chinese equivalent for “YOUKU”), “花呗” (Chinese equivalent for “HUABEI”), “借呗” (Chinese equivalent for “JIEBEI”), “Alibaba”, “Taobao”, “Ali”, “AliExpress”, “Tao”, “Tmall”, “Juhuasuan”, “Fliggy”, “Alimama”, “Alibaba Cloud”, “AliOS”, “Koubei”, “Xiami”, “Ant Financial”, “Ant”, “Ant Fortune”, “Alipay”, “OneTouch”, “Umeng”, “UCWeb”, “UC”, “AMAP”, “DingTalk”, “Yu’e Bao”, “Zhaocaibao”, “Zhima Credit”, “MYbank”, “AliTelecom”, “YOUKU”, “HUABEI”, “JIEBEI”;

(ii)           the associated devices and logos of the above brands (including but not limited to the smiling face device of Alibaba Group, the cow device of Alibaba.com, the Tao doll device of Taobao, the cat device of Tmall, the Ju doll device of Juhuasuan, the bracket device of Alibaba Cloud, the hippo device of HeMa, the fish device of XianYu, the pig device of Fliggy, the wing device of Dingtalk, the ant device of Ant Financial, the Zhi device of Alipay, the ingot device of Zhaocaibao, the sesame device of Zhima Credit together with the Gaoxiaode device and the paper aeroplane device of AutoNavi); and/or

(iii)          any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or related simulation owned or used by the Company, AGH, ANT or any of their respective Affiliates; or

(b)                                 represent, directly or indirectly, that any product or services provided by such Party or its Affiliates has been approved or endorsed by the Company, AGH, ANT or any of their respective Affiliates.

10.                               CONFIDENTIALITY AND NON-DISCLOSURE

10.1                        Disclosure of Terms

(a)                                 The existence of the investment under this Agreement and the existence, terms and conditions of the Transaction Documents and any information or documents received by any Investor from AGH or the Company in relation to the transactions contemplated under this Agreement (collectively, the “Confidential Information”) shall be considered confidential information and shall not be disclosed by any Party to any third party except in accordance with the provisions set forth below; provided that such Confidential Information shall not include, with respect to any Party, any information that is:

(i)                                     in the public domain other than by reason of the breach of the confidentiality obligations under this Agreement by such Party;

(ii)                                  already in the possession of such Party at the time the information was disclosed to such Party by other Parties;

(iii)                               acquired by such Party from a source other than the other Parties, which source, to the knowledge of the receiving Party, is not in breach of any obligation owed to any Party in respect of such disclosure;

(iv)                              independently developed by such Party without using or making reference to any Confidential Information; or

(v)                                 agreed in writing by the Company and the other Parties not to be confidential.

10.2                        Press Releases, etc

(a)                                 The Company and Ali KB may publicly announce, or cause their respective Affiliates or other representatives to publicly announce, the existence of the transactions contemplated under this Agreement, the total proceeds raised or proposed to be raised under this Agreement, the valuation of the Company as implied under this Agreement, and such other related information as it deems appropriate or desirable; provided that any press release or public announcement containing the name of any Investor or any of its Affiliates, shall require the prior written consent of such Investor.

(b)                                 Except as provided for in Clause 10.2(a) (Press Releases, etc), no Investor (other than Ali KB) may publicly announce, or permit its Affiliates or other representatives to publicly announce, the existence of the transactions contemplated under this Agreement or any Confidential Information, except:

(i)                                     by way of a press release in form and substance jointly approved by the Company and the Majority Investors (including the written consent of SoftBank); and/or

(ii)                                  if a public announcement is made in accordance with Clause 10.2(a) (Press Releases, etc), a public announcement, in form and substance to be reasonably agreed between the Company and such Investor who has given its prior written consent pursuant to Clause 10.2(a) (Press Releases, etc), of:

(A)                               the matters disclosed in the public announcement made in accordance with Clause 10.2(a) (Press Releases, etc); and

(B)                               the fact that such Investor or its Affiliates have participated in the transactions contemplated under this Agreement.

10.3                        Permitted Disclosures

(a)                                 In the event that any Party is requested by any Governmental Authority or becomes legally compelled (including pursuant to securities or Tax Laws and regulations and in connection with any legal, judicial, arbitration or administrative Proceedings) to disclose the existence of this Agreement, any other Transaction Documents, any of the exhibits and schedules attached to such agreements, or any Confidential Information in contravention of the provisions of this Clause 10, such Party (the “Disclosing Party”) shall to the extent practicable and permitted by Laws, provide the other Parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all commercially reasonable efforts to seek (with the cooperation and reasonable efforts of the other Parties) a protective order, confidential treatment or other appropriate remedy with respect to the information which is requested or legally required to be disclosed. In such event, the Disclosing Party shall furnish only that portion of the information which is requested or legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

(b)                                 Each of the Company and Ali KB may disclose the existence of the transactions contemplated under this Agreement by the Investors and the terms and conditions of such transactions and the Confidential Information solely to its current or bona fide prospective investors, directors, officers, employees, shareholders, investment bankers, lenders, accountants, auditors, insurers, business or financial advisors, and legal advisors, provided that each such recipient shall either be subject to professional obligations to keep such information confidential or confidentiality obligations that are as restrictive as this Clause 10 and that each of the Company and Ali KB shall be liable for any breach of confidentiality obligations by any of its recipient.

(c)                                  Each Investor may disclose the existence of such Investor’s investment in the Company including the terms and conditions of such investment and the Confidential Information to its Representatives (as such term is defined in the nondisclosure agreement between AGH and such Investor (or the applicable Affiliate of such Investor) in connection with such investment), its Affiliates, or the directors, officers, employees, current or bona fide prospective investors, lenders, shareholders or partners of such Investor or its Affiliates (in the case of SoftBank, including any general partner, fund manager or advisor, investment committee member or observer or existing or bona fide prospective limited partner of SoftBank Vision Fund L.P. or any of its affiliated funds) on a need to know basis, provided that each such recipient shall either be subject to professional obligations to keep such information confidential or confidentiality obligations that are as restrictive as this Clause 10 and that each Investor shall be liable for any breach of confidentiality obligations by any of its recipient.

(d)                                 Notwithstanding anything in this Clause 10 to the contrary, nothing in this Clause 10 shall prevent or restrict Ali KB from disclosing to AGH and its Affiliates, directors and officers, and disclosing in the AGH’s filings with the applicable Governmental Authorities, any information that is required to be disclosed by AGH under applicable securities Laws (including the Securities Act and/or the U.S. Securities Exchange Act of 1934 (as amended, and including the rules and regulations promulgated under such Laws)) and according to AGH’s written internal requirements.

(e)                                  Notwithstanding anything in this Clause 10 to the contrary, nothing in this Clause 10 shall prevent or restrict SoftBank from disclosing to SoftBank Group Corp. and its Affiliates, directors and officers, and disclosing in the filings of SoftBank Group Corp. with the applicable Governmental Authorities, any information that is required to be disclosed by SoftBank Group Corp. under applicable securities Laws and according to the written internal requirements of SoftBank Group Corp.

10.4                        Other Information

The provisions of this Clause 10 shall be in addition to, and not in substitution for, the provisions of any separate non-disclosure agreement executed by any of the Parties or their respective Affiliates with respect to the transactions contemplated under this Agreement.

11.                               MISCELLANEOUS

11.1                        Governing Law

This Agreement shall be governed by and construed exclusively in accordance with the Laws of the State of New York.

11.2                        Dispute Resolution

(a)                                 The Parties agree to use reasonable efforts to resolve any disputes arising out of or relating to this Agreement through consultation. Any Party may commence consultation by sending the other Parties a written notice, which shall include a description of the dispute in reasonable details and a request for consultation. In the event that the Parties are unable to resolve the dispute arising under this Agreement within thirty (30) days of the date of such notice, such dispute (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”)

under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted, as may be modified by this Clause 11.2.

(b)                                 The arbitration shall be conducted by an arbitral tribunal of three (3) arbitrators.

(c)                                  The arbitral award shall be final and binding upon all Parties.

(d)                                 The seat of arbitration shall be in Hong Kong.

(e)                                  The language of arbitration shall be English.

(f)                                   The governing law of this arbitration clause shall be the Laws of Hong Kong.

(g)                                  The Parties agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the Parties or over the Parties’ assets wherever the same may be located.

(h)                                 All fees, costs and expenses (including attorney’s fees and expenses) incurred by any party in connection with the arbitration shall be borne by the losing party.

(i)                                     To the extent that any Party has or hereafter may acquire any immunity (sovereign or otherwise) from any Proceeding, from any jurisdiction or any court or from set-off or any legal process (whether service or notice, attachment prior to judgement, execution of judgement or otherwise) with respect to itself or any of its assets, whether or not held for its own account, such Party hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in any disputes arising out of or relating to this Agreement.

(j)                                    Nothing in this Clause 11.2 shall be construed as preventing any Party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to Clause 11.3 (Specific Performance) pending final determination of the dispute by the arbitral tribunal.

11.3                        Specific Performance

Each Party acknowledges that money damages are not an adequate remedy in the event that any of the covenants or agreements in this Agreement is not performed in accordance with its terms. It is therefore agreed that in addition to and without limitation to any other remedy or right it may have, the non-breaching Party will have the right to seek (without the requirement to post bond) an interim injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions of this Agreement pending final determination of the dispute by the arbitral tribunal.

11.4                        Entire Agreement

This Agreement, the other Transaction Documents and the schedules and exhibits to such documents, which are hereby expressly incorporated in this Agreement by this reference, constitute the entire understanding and agreement between all the Parties with respect to the subject matter of such documents and supersede all prior agreements, understandings, representatives and warranties, whether written or oral, among all the Parties with respect to the subject matter of this Agreement; provided, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements (relating to the Transaction Documents) executed by any Investor or any of its Affiliates prior to the date of this Agreement.

11.5                        Successors and Assigns

(a)                                 Except as otherwise expressly provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties whose rights or obligations under this Agreement are affected by such amendments.

(b)                                 SoftBank may assign its rights and obligations under this Agreement at any time, without the consent of any other Party, to any Person in which either SoftBank Vision Fund L.P. or SoftBank Group Corp. directly or indirectly holds 100% of the voting shares; provided that written notice containing reasonable details of such assignment (including the identity of the assignee), is given by SoftBank to the Company prior to such assignment.

(c)                                  ***† may assign its rights and obligations under this Agreement at any time, without the consent of any other Party, to any investment fund or limited partnership entity which is established, managed or advised by ***† or any Person directly or indirectly wholly-owned by any such investment fund or limited partnership entity; provided that written notice containing reasonable details of such assignment (including the identity of the assignee) is given by ***† to the Company prior to such assignment.

(d)                                 This Agreement and the rights and obligations under this Agreement, as between the Company and each Investor (other than SoftBank and ***†), may not be assigned by any Party without the prior written consent of the Company (in the case of an assignment by such Investor) or the prior written consent of such Investor (in the case of an assignment by the Company), provided that an Investor may assign its rights and obligations under this Agreement to any transferee of such Investor’s Investor Subscription Shares in connection with a transfer permitted under, and conducted in accordance with, the terms of the Shareholders Agreement.

(e)                                  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.6                        No Third Party Beneficiaries; No Partnership

(a)                                 A Person who is not a Party to this Agreement shall not have any right under, nor shall any such Person be entitled to enforce any provision of, this Agreement, provided, however, that:

†                           Confidential treatment requested.

(i)                                     accounting, financial and legal advisors and other representatives acting on behalf of each Investor, and advisors to the foregoing, are expressly made third party beneficiaries to this Agreement for the purposes of Clause 4.24 (No Other Representations or Warranties);

(ii)                                  accounting, financial and legal advisors and other representatives acting on behalf of the Company, and advisors to the foregoing, are expressly made third party beneficiaries to this Agreement for the purposes of Clause 5.16 (No Other Representations or Warranties); and

(iii)                               the Affiliates and the directors, officers and employees of each Investor and its Affiliates, are expressly made third party beneficiaries to this Agreement for the purpose of Clause 8 (Indemnification).

(b)                                 Nothing in this Agreement shall be deemed to constitute a partnership among any of the Parties.

11.7                        Notices

(a)                                 Except as may be otherwise provided in this Agreement, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing to the number or address set forth in Schedule 6 (Address for Notices) and shall be conclusively deemed to have been duly given:

(i)                                     when hand-delivered to the other Parties, upon delivery;

(ii)                                  when sent by facsimile or electronic mail at the number or address upon receipt of confirmation of error-free transmission or, in the case of electronic mail, upon such mail being sent unless the sending Party subsequently learns that such electronic mail was not successfully delivered;

(iii)                               seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid; or

(iv)                              three (3) Business Days after deposit with an overnight delivery service, postage prepaid with next-business-day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider.

(b)                                 A Party may change or supplement the addresses given above, or designate additional addresses, for the purposes of this Clause 11.7, by giving the other Parties written notice of the new address in the manner set forth above.

11.8                        Amendments; Waivers

Any term of this Agreement may be amended only with the written consent of each Party. Any term of this Agreement may be waived only with the written consent of the Party against whom such waiver is effective.

11.9                        Delays or Omissions

(a)                                 No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such Party, nor shall it be construed to be a waiver of any such breach or default, or of an acquiescence of such breach or default, or of any similar breach or default subsequently occurring; nor shall it be construed to be any waiver of any other breach or default whenever occurring.

(b)                                 Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

(c)                                  All remedies, either under this Agreement or by Law or otherwise afforded to any Party to this Agreement, shall be cumulative and not alternative.

11.10                 Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile and e-mailed copies of signatures in portable document format (PDF) shall be deemed to be originals for the purposes of the effectiveness of this Agreement.

11.11                 Severability

If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth in this Agreement, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use their best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly reflects the Parties’ intent in entering into this Agreement.

11.12                 Expenses

Each Party will bear its own Tax, legal, accounting and other costs and expenses incurred by such Party in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated by such documents.

11.13                 Disclosure Schedule

The mere inclusion of an item in the Disclosure Schedule or the Investor Disclosure Letter as an exception to a representation, warranty or covenant shall not be deemed an acknowledgement that such matter or item is required to be disclosed in such Disclosure Schedule or Investor Disclosure Letter or is material to a representation or warranty set forth in this Agreement, and shall not be an admission by any Party that such item represents a material exception or material fact, event or circumstance or that such item, along or together with any other item, has had or would reasonably be expected to have a Material Adverse Effect.

11.14                 Termination of this Agreement

(a)                                 Right to Terminate Prior to the Closing. This Agreement may be terminated as between the Company on the one hand and any Investor on the other hand, at any time prior to the Closing of such Investor:

(i)                                     by the mutual written consent of the Company and such Investor; or

(ii)                                  by either the Company or such Investor if the Closing shall not have occurred by 5:00 p.m. on the Long Stop Date; provided, however, that neither the Company nor such Investor will be entitled to terminate this Agreement pursuant to this Clause 11.14(a)(ii) if the Company’s (in case of termination by the Company) or such Investor’s (in case of termination by the Investor) action or inaction has prevented the consummation of the Closing at or before such time.

(b)                                 Right to terminate prior to each Tranching Investor Funding. The provisions of this Agreement with respect to each Tranching Investor Funding may be terminated as between the Company on the one hand, and any Tranching Investor on the other hand, at any time prior to the completion of such Tranching Investor Funding:

(i)                                     by the mutual written consent of the Company and such Tranching Investor; or

(ii)                                  by the Company in accordance with Clause 3.7 (Failure by a Tranching Investor to comply with its Tranching Investor Funding obligations).

(c)                                  Any termination of this Agreement as between the Company on the one hand and any Investor on the other hand shall not impact the continuing validity of this Agreement being in full force and effect as between the Company on the one hand and any other Investor on the other hand. Upon any termination of this Agreement under Clauses 11.14(a) and 11.14(b) above, this Agreement shall immediately from the date of such termination become wholly void and of no effect with respect to the applicable Parties and the applicable Parties shall be released from all future obligations under this Agreement, provided that:

(i)                                     if this Agreement is terminated in accordance with Clause 11.14(b) above:

(A)                               only the provisions relating to the relevant Tranching Investor Funding and each subsequent Tranching Investor Funding shall become wholly void and of no effect with respect to the Company and such Tranching Investor, and the remaining provisions of this Agreement shall remain effective and enforceable; and

(B)                               all unpaid Series A Preferred Shares of such Tranching Investor shall immediately be forfeited in accordance with the terms of the Articles;

(ii)                                  nothing in this Agreement shall relieve any such Party from liability for any breach of this Agreement occurring prior to such termination or prevent any such Party from exercising any accrued rights or entitlements under this Agreement; and

(iii)                               the provisions of Clause 9 (No Use of Name), Clause 10 (Confidentiality and Non-Disclosure) and this Clause 11 shall survive such termination of this Agreement.

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IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

[Signature pages to follow]

[Project Ruby — Signature Page to Share Subscription Agreement]

For and on behalf of

Local Services Holding Limited

By:	/s/ Guangjie Hopton Yang
Name:	Guangjie Hopton Yang
Title:	Authorized Signatory

[Project Ruby — Signature Page to Share Subscription Agreement]

For and on behalf of

Rajax Holding

By:	/s/ Guangjie Hopton Yang
Name:	Guangjie Hopton Yang
Title:	Authorized Signatory

[Project Ruby — Signature Page to Share Subscription Agreement]

For and on behalf of

Koubei Holding Limited

By:	/s/ Joseph Chung Tsai
Name:	Joseph Chung Tsai
Title:	Director

[Project Ruby — Signature Page to Share Subscription Agreement]

For and on behalf of

Ali KB Investment Holding Limited

By:	/s/ Guangjie Hopton Yang
Name:	Guangjie Hopton Yang
Title:	Authorized Signatory

[Project Ruby — Signature Page to Share Subscription Agreement]

For and on behalf of

SVF Ruby (Singapore) Pte. Ltd.

By:	/s/ Mariko Tran
Name:	Mariko Tran
Title:	Alternate Director to Ayako Adachi

[Project Ruby — Signature Page to Share Subscription Agreement]

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[Project Ruby — Signature Page to Share Subscription Agreement]

†         Confidential treatment requested.

***†

[Project Ruby — Signature Page to Share Subscription Agreement]

†         Confidential treatment requested.

***†

[Project Ruby — Signature Page to Share Subscription Agreement]

†         Confidential treatment requested.

***†

[Project Ruby — Signature Page to Share Subscription Agreement]

†         Confidential treatment requested.

Schedule 1

Investors and Subscription Shares

Schedule 2

Company Bank Account

Schedule 3

Disclosure Schedule

Schedule 4

Capitalization immediately prior to first Closing with respect to the Investors

Schedule 5

Other Covenants

Schedule 6

Address for Notices

Schedule 7

Investor Affiliates

Exhibit 1

Form of Shareholders Agreement

Exhibit 2

Form of Articles

Exhibit 3

Form of Cayman Legal Opinion

Exhibit 4

Form of PRC Legal Opinion

Exhibit 5

Form of Investor Disclosure Letter

Exhibit 6

Form of Reorganization Agreement